UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No._____)
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☐	Definitive Proxy Statement

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☐	Soliciting Material under § 240.14a-12
First Citizens Banc Corp.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)
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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD APRIL 19, 2011
INTRODUCTION
VOTING INFORMATION
PROPOSAL 1 ELECTION OF DIRECTORS
BENEFICIAL OWNERSHIP OF COMMON SHARES OF THE CORPORATION
PARTICIPATION IN TARP CAPITAL PURCHASE PROGRAM
BOARD OF DIRECTOR MEETINGS AND COMMITTEES
PROPOSAL 2 APPROVAL OF DIRECTOR FEES FOR NON-EMPLOYEE DIRECTORS
2010 COMPENSATION OF DIRECTORS
DIRECTOR COMPENSATION TABLE FOR 2010
CORPORATE GOVERNANCE
EXECUTIVE OFFICERS OF THE CORPORATION
EXECUTIVE COMPENSATION
2010 SUMMARY COMPENSATION TABLE
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END FOR 2010
PROPOSAL 3 NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION
PROPOSAL 4 AMENDMENT TO ARTICLES OF INCORPORATION TO ELIMINATE CUMULATIVE VOTING
PROPOSAL 5 AMENDMENT TO CODE OF REGULATIONS TO REDUCE MANDATORY RETIREMENT AGE OF DIRECTORS FROM 75 TO 72
PROPOSAL 6 RATIFICATION OF THE APPOINTMENT OF THE CORPORATION’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
AUDIT COMMITTEE MATTERS
AUDIT COMMITTEE REPORT

FIRST CITIZENS BANC CORP.
100 East Water Street, P. O. Box 5016
Sandusky, Ohio 44870
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held on April 19, 2011
TO OUR SHAREHOLDERS:
     Notice is hereby given that the Annual Meeting of Shareholders (the “Annual Meeting”) of First Citizens Banc Corp. (the “Corporation”) will be held at the Cedar Point Center Facility, BGSU Firelands College, One University Drive, Huron, Ohio, on Tuesday, April 19, 2011, at 10:00 a.m., E.D.T., for the following purposes:
1.	To elect eight (8) Directors to serve one-year terms expiring in 2012.

2.	To approve the proposed fees for non-employee Directors for 2011.

3.	To approve, in a non-binding advisory vote, the Corporation’s executive compensation as disclosed in the accompanying proxy statement.

4.	To approve and adopt an amendment to the Corporation’s Articles of Incorporation to eliminate cumulative voting in the election of Directors.

5.	To approve and adopt an amendment to the Corporation’s Code of Regulations to reduce the mandatory retirement age of Directors from 75 to 72.

6.	To ratify the appointment of S. R. Snodgrass, A.C. as the independent registered public accounting firm of the Corporation for the fiscal year ending December 31, 2011.

7.	To consider and act upon any other matter which may properly be brought before the meeting or any adjournment thereof.
     Only those holders of record of common shares of the Corporation at the close of business on February 22, 2011, will be entitled to notice of and to vote at the Annual Meeting.
     Included with this notice are the Corporation’s Proxy Statement for the Annual Meeting, a form of proxy card and the Corporation’s 2010 Annual Report to Shareholders. The proxy solicitation materials for the Annual Meeting are being sent by mail to shareholders on or about March 16, 2011.
     Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to Be Held on April 19, 2011: The Corporation’s Proxy Statement for the Annual Meeting, a sample of the form of proxy card to be sent to shareholders by the Corporation and the Corporation’s 2010 Annual Report to Shareholders are available at www.proxydocs.com/fcza.
     You are cordially invited to attend the Annual Meeting. Your vote is very important, regardless of the number of common shares you own. Whether or not you plan to attend the Annual Meeting in person, it is important that your common shares be represented. Please sign, date and return your proxy card as soon as possible. A return envelope, which requires no postage if mailed in the United States, has been provided for your use. Alternatively, if your common shares are registered directly with the Corporation’s transfer agent, Illinois Stock Transfer Company, you may appoint a proxy to vote electronically via the Internet or by using the toll-free telephone number given on the form of proxy. If you are a holder of record, you also may cast your vote in person at the Annual Meeting.
By Order of the Board of Directors
James E. McGookey, Secretary
First Citizens Banc Corp.
March 16, 2011

FIRST CITIZENS BANC CORP.
100 East Water Street, P. O. Box 5016
Sandusky, Ohio 44870
(419) 625-4121
www.fcza.com
PROXY STATEMENT
FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD APRIL 19, 2011
INTRODUCTION
     We are sending this Proxy Statement and the enclosed proxy card to you as a shareholder of First Citizens Banc Corp. (the “Corporation”) in connection with the solicitation of proxies for the Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Tuesday, April 19, 2011, at 10:00 a.m., E.D.T., at the Cedar Point Center Facility, BGSU Firelands College, One University Drive, Huron, Ohio 44839. The Corporation’s Board of Directors is soliciting proxies for use at the Annual Meeting, or any adjournment thereof. The proxy solicitation materials for the Annual Meeting are being sent by mail to shareholders on or about March 16, 2011.
     At the Annual Meeting, shareholders will be asked to consider and vote upon the following:
1.	The election of eight (8) Directors to serve one-year terms expiring in 2012.

2.	A proposal to approve the proposed fees for non-employee Directors for 2011.

3.	A proposal to approve, in a non-binding advisory vote, the Corporation’s executive compensation as disclosed in this Proxy Statement.

4.	A proposal to approve and adopt an amendment to the Corporation’s Articles of Incorporation, as amended (the “Articles of Incorporation”) to eliminate cumulative voting in the election of Directors.

5.	A proposal to approve and adopt an amendment to the Corporation’s Amended and Restated Code of Regulations (the “Code of Regulations”) to reduce the mandatory retirement age of Directors from 75 to 72.

6.	To ratify the appointment of S. R. Snodgrass, A.C. as the independent registered public accounting firm of the Corporation for the fiscal year ending December 31, 2011.

7.	Any other matter which may properly be brought before the Annual Meeting or any adjournment thereof. The Corporation’s Board of Directors is not aware of any other business to come before the Annual Meeting.
VOTING INFORMATION
Who can vote?
     Only shareholders of record as of the close of business on February 22, 2011, the record date for determination of the shareholders entitled to vote at the Annual Meeting, will be entitled to vote at the Annual Meeting. At the close of business on February 22, 2011, there were [7,707,917] common shares of the Corporation outstanding and [7,642,940] common shares entitled to vote. (As of the record date, the individuals entitled to the remaining shares had not exchanged stock in an acquired company for common shares of the Corporation.) The common shares are the only class of stock of the Corporation presently outstanding and entitled to vote at the Annual Meeting. A majority of the outstanding common shares of the Corporation represented in person or by proxy will constitute a quorum at the Annual Meeting.
How do I vote?
     If you were the record holder of common shares of the Corporation as of February 22, 2011, you may vote in person by attending the Annual Meeting or, to ensure that your common shares are represented at the Annual Meeting, you may vote your common shares by signing and returning the enclosed proxy card in the postage-paid envelope provided.

     Shareholders whose common shares of the Corporation are registered directly with the Corporation’s transfer agent, Illinois Stock Transfer Company, may also appoint proxies to vote electronically via the Internet or by using the toll-free telephone number given on the enclosed proxy card. The deadline for transmitting voting instructions electronically via the Internet or telephonically is 11:59 p.m., E.D.T., on April 17, 2011. The Internet and telephone voting procedures are designed to authenticate shareholders’ identities, to allow shareholders to give their voting instructions and to confirm that shareholders’ instructions have been properly recorded. Shareholders voting via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, which will be borne by those shareholders.
How do I vote if my common shares are held in “street name”?
     If you hold your common shares in “street name” with a broker, a financial institution or other nominee, then that entity is considered the shareholder of record for voting purposes and should give you instructions for voting your common shares. As a beneficial owner, you have the right to direct the record holder on how to vote the common shares held in your account. If you hold your common shares in “street name,” you may be eligible to appoint your proxy electronically via the Internet or telephonically and may incur costs associated with the electronic access or telephone usage.
     If you hold your common shares in “street name” and wish to attend the Annual Meeting and vote in person, you must bring documentation from your broker, financial institution or other nominee authorizing you to vote on behalf of such record holder. The documentation must show that you were the direct or indirect beneficial owner of the common shares on February 22, 2011, the record date for voting at the Annual Meeting.
May I exercise cumulative voting rights?
     Under the General Corporation Law of the State of Ohio, each shareholder will have cumulative voting rights in the election of Directors at the Annual Meeting if any shareholder gives written notice to the President, Secretary or any Vice President of the Corporation (not less than forty-eight hours before the meeting if at least ten days notice of the meeting has been given) that the shareholder desires to cumulate votes in the election of Directors. Cumulative voting allows each shareholder to multiply the number of shares that he or she may be entitled to vote by the total number of Directors to be elected and to cast the entire number of such votes for one candidate or to distribute them among any two or more candidates. If a shareholder properly requests cumulative voting, the persons named in the accompanying proxy card intend to vote the proxies they receive cumulatively by allocating the votes among the nominees for Director as they deem best.
     With respect to all other matters submitted to a vote at the Annual Meeting, each shareholder will be entitled to one vote for each common share of the Corporation held on February 22, 2011.
How will my common shares be voted?
     Those common shares represented by properly executed proxy cards that are received prior to the Annual Meeting, or by properly authenticated Internet or telephone votes that are submitted prior to the deadline for doing so, and not subsequently revoked, will be voted in accordance with your instructions by your proxies. If you submit a valid proxy card prior to the Annual Meeting, or timely submit your proxy via the Internet or by telephone, but do not provide voting instructions, your proxies will vote your common shares as recommended by the Board of Directors, except in the case of broker non-votes where applicable, as follows:
•	“FOR” the election as Directors of the Corporation of the eight (8) nominees listed under the heading “PROPOSAL 1 — ELECTION OF DIRECTORS”;

•	“FOR” the approval, in a non-binding advisory vote, of the compensation of the Corporation’s executives described in this Proxy Statement;

•	“FOR” the approval of the proposed fees for non-employee directors for 2011;

•	“FOR” the approval and adoption of the proposed amendment to the Articles of Incorporation to eliminate cumulative voting in the election of Directors;

•	“FOR” the approval and adoption of the proposed amendment to the Code of Regulations to reduce the mandatory retirement age of Directors from 75 to 72; and

•	“FOR” the ratification of the appointment of S. R. Snodgrass, A.C. as the independent registered public accounting firm of the Corporation for the fiscal year ending December 31, 2011.

No appraisal or dissenters’ rights exist for any action proposed to be taken at the Annual Meeting. If any other matters are properly presented for voting at the Annual Meeting, the persons appointed as proxies will vote on those matters, to the extent permitted by applicable law, in accordance with their best judgment.
Can the proxy materials be accessed electronically?
     The Corporation’s Proxy Statement for the Annual Meeting, a sample of the form of proxy card and the Corporation’s 2010 Annual Report to Shareholders are available on the Internet at www.proxydocs.com/fcza.
How do I change or revoke my proxy?
     Shareholders who submit proxies retain the right to revoke them at any time before they are exercised. Unless revoked, the common shares represented by such proxies will be voted at the Annual Meeting and any adjournment thereof. You may revoke your proxy at any time before a vote is taken at the Annual Meeting by:
•	filing a written notice of revocation with the Secretary of First Citizens, at 100 East Water Street, P.O. Box 5016, Sandusky, Ohio 44870;

•	executing and returning a later-dated proxy card or submitting a later-dated vote through the Internet or by telephone; or

•	attending the Annual Meeting and giving notice of revocation in person.
     Attendance at the Annual Meeting will not, by itself, revoke your proxy.
     The last-dated proxy you submit (by any means) will supersede any previously submitted proxy. If you have instructed your broker, bank or nominee to vote your common shares, you must follow directions received from your broker, bank or nominee to change your vote.
If I vote in advance, can I still attend the Annual Meeting?
     Yes. You are encouraged to vote promptly by returning your signed proxy card by mail or, if applicable, by appointing a proxy to vote electronically via the Internet or by telephone so that your common shares will be represented at the Annual Meeting. However, appointing a proxy does not affect your right to attend the Annual Meeting and vote your common shares in person.
What constitutes a quorum and how many votes are required for adoption of the proposals?
     A majority of the outstanding common shares of the Corporation represented in person or by proxy will constitute a quorum at the Annual Meeting. Common shares may be present in person or represented by proxy at the Annual Meeting. Both abstentions and broker non-votes are counted as being present for purposes of determining the presence of a quorum. There were [7,642,940] common shares of the Corporation outstanding and entitled to vote on February 22, 2011, the record date. A majority of the outstanding common shares, or [3,821,471] common shares, present in person or represented by proxy, will constitute a quorum. A quorum must exist to conduct business at the Annual Meeting.
     The rules of The NASDAQ Stock Market LLC (“NASDAQ”), the stock exchange on which the Corporation’s common shares are listed, determine whether proposals presented at shareholder meetings are routine or non-routine. If a proposal is routine, a broker holding common shares for a beneficial owner in street name may vote on the proposal without receiving instructions from the beneficial owner. If a proposal is non-routine, the broker may vote on the proposal only if the beneficial owner has provided voting instructions. A broker non-vote occurs when the broker holder of record is unable to vote on a proposal because the proposal is non-routine and the beneficial owner does not provide any instructions.
     The non-binding advisory vote on executive compensation (Proposal 3) and the ratification of the appointment of the Corporation’s independent registered public accounting firm (Proposal 6) are routine matters. However, the election of directors (Proposal 1), the approval of the proposed fees for non-employee directors for 2011 (Proposal 2), the approval and adoption of the proposed amendment to the Articles of Incorporation to eliminate cumulative voting in the election of Directors (Proposal 4) and the approval and adoption of the proposed amendment to the Code of Regulations to reduce the mandatory retirement age of Directors from 75 to 72 (Proposal 5) are all considered non-routine matters. Accordingly, it is important that you provide instructions to your broker on these matters.

Vote Required with Respect to the Proposals
     • Proposal 1 — Election of Directors
     Under Ohio law and the Corporation’s Code of Regulations, the eight (8) nominees for election as Directors of the Corporation who receive the greatest number of votes “FOR” election, including votes cast cumulatively, if applicable, will be elected Directors. Common shares as to which the authority to vote is withheld and broker non-votes will be counted for quorum purposes but will not affect whether a nominee has received sufficient votes to be elected.
     • Proposal 2 — Approval of Proposed Fees for Non-employee Directors for 2011
     The affirmative vote of a majority of the common shares of the Corporation outstanding and entitled to vote at the Annual Meeting is required to approve the proposed fees for non-employee Directors for 2011. An abstention will not count as a vote cast on Proposal 2 but will have the same effect as a vote “AGAINST” this proposal. A broker non-vote will have the same effect as a vote “Against” Proposal 2.
     • Proposal 3 — Approval, in Non-Binding Advisory Vote, of the Compensation of the Corporation’s Executives
     The affirmative vote of a majority of the common shares represented at the Annual Meeting, in person or by proxy, and entitled to vote on the proposal, is required to approve, in a non-binding advisory vote, the Corporation’s executive compensation as disclosed in this Proxy Statement. The effect of an abstention is the same as a vote “AGAINST” Proposal 3.
     • Proposal 4 — Amendment to Articles of Incorporation to Eliminate Cumulative Voting
     The affirmative vote of the holders of a majority of the common shares of the Corporation outstanding and entitled to vote at the Annual Meeting is required to approve and adopt the proposed amendment to the Corporation’s Articles of Incorporation to eliminate the right of shareholders to vote cumulatively in the election of Directors. An abstention will not count as a vote cast on Proposal 4 but will have the same effect as a vote “AGAINST” this proposal. A broker non-vote will have the same effect as a vote “AGAINST” Proposal 4.
     • Proposal 5 — Amendment to Code of Regulations to Reduce Mandatory Retirement Age of Directors from 75 to 72
     The affirmative vote of the holders of a majority of the common shares of the Corporation outstanding and entitled to vote at the Annual Meeting is required to approve and adopt the proposed amendment to the Corporation’s Code of Regulations to reduce the mandatory retirement age of Directors from 75 to 72. An abstention will not count as a vote cast on Proposal 5 but will have the same effect as a vote “AGAINST” this proposal. A broker non-vote will have the same effect as a vote “AGAINST” Proposal 5.
     • Proposal 6 — Ratification of the Appointment of the Corporation’s Independent Registered Public Accounting Firm
     The affirmative vote of a majority of the common shares represented at the Annual Meeting, in person or by proxy, and entitled to vote on the proposal, is required to ratify the appointment of S. R. Snodgrass, A.C. as the independent registered public accounting firm of the Corporation for the fiscal year ending December 31, 2011. The effect of an abstention is the same as a vote “AGAINST” Proposal 6.
Who pays the cost of proxy solicitation?
     The Corporation will pay the costs of preparing, assembling, printing and mailing this Proxy Statement, the accompanying proxy card and other related materials and all other costs incurred in connection with the solicitation of proxies on behalf of the Board of Directors, other than the Internet access and telephone usage charges mentioned above. Although we are soliciting proxies by mailing these proxy materials to our shareholders, the directors, officers and employees of the Corporation and our subsidiaries also may solicit proxies by further mailing, personal contact, telephone, facsimile or electronic mail without receiving any additional compensation for such solicitations. Arrangements will also be made with brokerage firms, financial institutions and other nominees who are record holders of common shares of the Corporation for the forwarding of solicitation materials to the beneficial owners of such common shares. The Corporation will reimburse these brokers, financial institutions and other nominees for their reasonable out-of-pocket costs in connection therewith.
Who should I call if I have questions concerning this proxy solicitation or the proposals to be considered at the Annual Meeting?
     If you have any questions concerning this proxy solicitation, or the proposals to be considered at the Annual Meeting, please call James E. McGookey, Secretary, at 419-625-4121 (Sandusky area) or 888-645-4121 (other).

PROPOSAL 1
ELECTION OF DIRECTORS
     The Code of Regulations of the Corporation provides that the number of Directors shall be not be less than five (5) nor more than twenty-five (25), as from time to time shall be determined by Resolution of the Board of Directors of the Corporation. The Board of Directors currently consists of seventeen (17) members, and the current terms of all of the Directors expire on the date of the Annual Meeting in 2011. James D. Heckelman notified the Board of Directors that he would not seek re-election at the Annual Meeting. In addition, effective immediately prior to the Annual Meeting, the Board of Directors has approved a reduction in the number of Directors from seventeen (17) to eight (8) in accordance with the Code of Regulations.
     The Board of Directors proposes that each of the eight (8) nominees named below be re-elected as Directors of the Corporation to serve a one (1) year term expiring at the annual meeting in 2012, and until his successor is elected and qualified or until his earlier resignation, removal from office or death. Each nominee was recommended by the Nominating and Corporate Governance Committee for re-election. All of the nominees have expressed their willingness to serve as Directors if elected. The Board of Directors has no reason to believe that any nominee will be unavailable or unable to serve as a Director; however, if for any reason a nominee becomes unable or unwilling to stand for re-election as a Director, the individuals designated as proxies in the enclosed proxy card will have full discretion to vote the common shares represented by the proxies they hold for the election of the remaining nominees and for the election of any substitute nominee designated by the Board of Directors following recommendation by the Nominating and Corporate Governance Committee.
     The following table lists each nominee’s name, age, principal occupation(s) and/or positions held with the Corporation or any of its subsidiaries, and the year the nominee first became Director of the Corporation. Unless otherwise indicated, each individual has held his principal occupation for more than five years.

Name and principal occupation or employment for the past
five years; positions held with the Corporation and its			Nominee for
Subsidiaries.	Age	Director Since	Term Expiring In
Thomas A. Depler	61	2007	2012
Attorney, Poland, Depler & Shepherd Co., L.P.A.
Director of The Citizens Banking Company

Allen R. Maurice	67	2007	2012
Attorney, Wagner, Maurice & Davidson Co., L.P.A.
Director of The Citizens Banking Company

James O. Miller	58	2006	2012
President and CEO, First Citizens Banc Corp.
President and CEO, The Citizens Banking Company
Chairman, The Citizens Banking Company
Director of The Citizens Banking Company
Director of First Citizens Insurance Agency, Inc.
Director of Water Street Properties, Inc.

W. Patrick Murray	70	1983	2012
Attorney, Murray & Murray
Attorneys at Law
Director of The Citizens Banking Company

Allen R. Nickles	60	2003	2012
Certified Public Accountant
Partner, Payne Nickles & Company
Director of The Citizens Banking Company

John P. Pheiffer	56	2007	2012
President, Sandusky Bay Development (marina and boat storage, repair, service and brokerage business)
Director of The Citizens Banking Company

David A. Voight	69	1989	2012
President, First Citizens Banc Corp. until December 2007
Chairman, The Citizens Banking Company until December,

Name and principal occupation or employment for the past
five years; positions held with the Corporation and its			Nominee for
Subsidiaries.	Age	Director Since	Term Expiring In
2007
Chairman, First Citizens Banc Corp.
Director of The Citizens Banking Company
Director of First Citizens Insurance Agency, Inc.
Director of Water Street Properties, Inc.

Daniel J. White	61	2002	2012
President, Norwalk Furniture
International Business Consultant
Retired President, Geotrac (an online provider of flood survey information)
Director of The Citizens Banking Company
     With respect to each of the other current Directors not listed above, the following table lists each such Director’s name, age, principal occupation(s) and/or positions held with the Corporation or any of its subsidiaries, and the year he or she first became Director of the Corporation. Unless otherwise indicated, each individual has held his or her principal occupation for more than five years.

Name and principal occupation or employment for the past
five years; positions held with the Corporation and its
Subsidiaries.	Age	Director Since
John O. Bacon	60	2007
President and CEO
Mack Iron Works Company (a metal fabricating company)
Director of The Citizens Banking Company

Laurence A. Bettcher	71	2005
President, Bettcher Industries, Inc. (a manufacturer of food processing equipment)
Director of The Citizens Banking Company

Barry W. Boerger	61	2007
Self-employed Farmer
Director of The Citizens Banking Company

Blythe A. Friedley	61	1998
President, Friedley & Co. Insurance Agency
Director, Union Banking Company
Director of The Citizens Banking Company
Director of First Citizens Insurance Agency, Inc.

James D. Heckelman	70	2007
President, Dan-Mar Co., Inc. (an electric circuit design company)
Director of The Citizens Banking Company

Margaret A. Murray	71	2010
Private Investor
Director of The Citizens Banking Company

J. William Springer	68	2007
President & CEO, Industrial Nut Corp. (a manufacturer of special nuts, locknuts and machined parts)
Director of The Citizens Banking Company

Richard A. Weidrick	46	2007
Owner, Weidrick, Livesay, Mitchell & Burge CPA’s
Director of The Citizens Banking Company

Name and principal occupation or employment for the past
five years; positions held with the Corporation and its
Subsidiaries.	Age	Director Since
Gerald B. Wurm	55	2007
President, Wurm’s Woodworking Co. (a precision fabricator of wood component parts)
Director of The Citizens Banking Company
Recommendation and Vote
     Under Ohio law and the Corporation’s Code of Regulations, the eight (8) nominees for election as Directors of the Corporation who receive the greatest number of votes “FOR” election, including votes cast cumulatively, if applicable, will be elected Directors. Common shares represented by properly executed proxy cards that are received prior to the Annual Meeting, or by properly authenticated Internet or telephone votes that are submitted prior to the deadline for doing so, and not subsequently revoked, will be voted “FOR” the election of the nominees listed above unless authority to vote for one or more nominees is withheld. Shareholders may withhold authority to vote for the entire slate as nominated or may withhold the authority to vote for one or more individual nominees. Common shares as to which the authority to vote is withheld will be counted for quorum purposes but will not be counted toward the election of directors, or toward the election of the individual nominees specified on the proxy card.
     The Board of Directors recommends a vote “FOR” the re-election of all of the nominees listed above.
BENEFICIAL OWNERSHIP OF
COMMON SHARES OF THE CORPORATION
     The following table sets forth information regarding the beneficial ownership of the Corporation’s common shares, as of February 22, 2011, for each of the current Directors of the Corporation, each of the individuals named in the Summary Compensation Table for 2010 on page 20, and all Directors and executive officers of the Corporation as a group. As of February 22, 2011, no person was known by the Corporation to beneficially own more than 5% of the Corporation’s outstanding common shares.

Name of Beneficial
Owner or Number	Amount and Nature of	Percent of
of Persons in Group (1)	Beneficial Ownership	Class (2)
John O. Bacon (3)	10,055	*
Laurence A. Bettcher (4)	45,100	*
Barry W. Boerger (5)	10,073	*
Thomas A. Depler (6)	22,090	*
Blythe A. Friedley (7)	86,650	(1.13%)
James D. Heckelman (8)	24,128
Allen R. Maurice (9)	58,931	*
James O. Miller (10)	16,820	*
Margaret A. Murray (11)	182,022
W. Patrick Murray (12)	172,234	(2.01%)
Allen R. Nickles (13)	12,125	*
John P. Pheiffer (14)	92,350	(1.28%)
J. William Springer (15)	100	*
David A. Voight (16)	11,795	*
Richard A. Weidrick (17)	234	*
Daniel J. White (18)	1,411	*
Gerald B. Wurm (19)	27,583	*
Richard J. Dutton	500	*
Todd A. Michel (20)	6,422	*
James E. McGookey (21)	1,085	*
Charles C. Riesterer (22)	6,510	*
All current executive officers and directors as a	788,217	(7.45%)
group (21 persons) (23)

(1)	Unless otherwise indicated, each executive officer or Director has voting and investment power with respect to all of the common shares reflected in the table for such executive officer or Director. The mailing address of each of the executive officers and Directors of the Corporation is 100 East Water Street, P.O. Box 5016, Sandusky, Ohio 44870.

(2)	Percent of Class is computed based on the sum of (a) [7,707,917] common shares outstanding on February 22, 2011, and (b) the number of common shares, if any, as to which the named person or group has the right to acquire beneficial ownership upon the exercise of options which are currently exercisable or will first become exercisable within 60 days after February 22, 2011. * Indicates beneficial ownership of less than one percent of the outstanding common shares of the Corporation.

(3)	Includes 6,981 shares held by John O. Bacon Trust, as to which John O. Bacon, as trustee, has voting and investment power; 1,784 shares held by John L. Bacon Trust, as to which John O. Bacon, as trustee, has voting and investment power; and 1,290 shares held by John O. Bacon IRAs.

(4)	Includes 28,450 shares held by Laurence A. Bettcher IRA; 14,600 shares held by Laurence A. Bettcher Trust, as to which Mr. Bettcher, as trustee, has voting and investment power; and 2,050 shares held by Sandusky Bay Company, Ltd., a limited liability company owned by Mr. Bettcher.

(5)	Includes 2,767 shares held by Barry W. Boerger Trust, as to which Mr. Boerger, as trustee, has voting and investment power; 6,526 shares held by Barry W. Boerger IRA Trust, as to which Mr. Boerger, as trustee, has voting and investment power; and 780 shares held by Judith A. Boerger Trust, as to which Mr. Boerger’s spouse exercises voting and investment power.

(6)	Includes 12,401 shares held by Thomas A. Depler Trust, as to which Mr. Depler, as trustee, has voting and investment power; 9,168 shares held by John Depler Trust, as to which Mr. Depler, as Trustee, has voting and investment power; 393 shares held jointly by Thomas A. Depler and his spouse, Nancy S. Depler, as to which they have shared voting and investment power; and 128 shares held by the son of Mr. Depler, as to which is son has voting and investment power.

(7)	Includes 64,832 shares held by Blythe A. Friedley Trust, as to which Blythe A. Friedley, as trustee, has voting and investment power; 4,766 shares held by Arlene M. Friedley Trust, as to which Blythe A. Friedley, as trustee, has voting and investment power; and 17,052 shares held by Arlene M. Friedley CRUT Trust, as to which Blythe A. Friedley, as trustee, has voting and investment power.

(8)	Includes 8,722 shares owned by James D. Heckelman; 2,546 shares held by James D. Heckelman IRA; 8,722 shares held by Margaret F. Heckelman, spouse of James D. Heckelman, as to which she has voting and investment power; 2,546 shares held by Margaret F. Heckelman IRA, as to which Mr. Heckelman’s spouse has voting and investment power; and 1,591 shares held jointly by James D. Heckelman and Margaret F. Heckelman, as to which they have shared voting and investment power.

(9)	Includes 1,641 shares owned by Allen R. Maurice; 450 shares owned by Susan C. Maurice, spouse of Allen R. Maurice, as to which she has voting and investment power; and 56,840 shares held by Allen R. Maurice IRA.

(10)	Includes 4,240 shares held by James O. Miller IRA; 3,800 shares held by Martha M. Miller IRA, as to which Mr. Miller’s spouse has voting and investment power; and 480 shares owned by the children of James O. Miller, as to which Mr. Miller, as custodian, has voting and investment power. Also includes 8,300 currently exercisable options.

(11)	Includes 28,848 shares owned by Margaret A. Murray; 37,548 shares held by Dennis E. Murray Jr. TR FBO Margaret A. Murray and Dennis E. Murray Sr., spouse of Margaret A. Murray; 108,826 shares held by DPM Ltd. Benefit Trust FBO Margaret A. Murray and Dennis E. Murray Sr., spouse of Margaret A. Murray; 6,000 shares held by DJM & JM Murray & Murray 401(k) FBO Margaret A. Murray and Dennis E. Murray, spouse of Margaret A. Murray.

(12)	Includes 17,562 shares held by W. Patrick Murray Trust, as to which Mr. Murray’s spouse has voting and investment power; 32,672 shares held by W. Patrick Murray IRA; 115,500 shares held by Louise Murray Trust, as to which Mr. Murray has voting and investment power; and 6,500 shares owned by Mr. Murray’s spouse, Louise Murray, as to which she has voting and investment power.

(13)	Includes 10,400 shares held by Allen R. Nickles IRA; 600 shares owned by Diane Nickles, spouse of Allen R. Nickles, as to which she has voting and investment power; 500 shares held by Diane Nickles IRA, as to which she has voting and investment power; and 625 shares owned by a child of Allen R. Nickles, as to which the Mr. Nickles, as custodian, has voting and investment power.

(14)	Includes 7,745 shares held by John P. Pheiffer IRA: 11,377 shares owned by John P. Pheiffer; 3,451 shares held by P. Pheiffer Trust, as to which Mr. Pheiffer, as trustee, has voting and investment power; 13,869 shares held by C. Pheiffer Trust, as to which Mr. Pheiffer, as trustee, has voting and investment power; and 55,908 shares held by Dorn Trust, as to which Mr. Pheiffer, as trustee, has voting and investment power.

(15)	Includes 100 shares held by John W. Springer Trust, as to which Mr. Springer, as trustee, has voting and investment power.

(16)	Includes 11,795 shares held by the Voight Family Trust, as to which Mr. Voight, as trustee, has voting and investment power.

(17)	Includes 234 shares held in Roth IRAs for children of Richard A. Weidrick, as to which Mr. Weidrick, as custodian, has voting and investment power.

(18)	Includes 769 shares owned by Daniel J. White; and 641 shares held by Daniel J. White IRA.

(19)	Includes 24,956 shares held by Gerald B. Wurm Trust, as to which Mr. Wurm, as trustee, has voting and investment power; 963 shares held under the Stefanie E. Wurm Trust, as to which Mr. Wurm, as trustee, has voting and investment power; 564 shares held under the Valerie N. Wurm Trust, as to which Mr. Wurm, as trustee, has voting and investment power; and 1,100 shares held in the trusts of the grandchildren of Gerald B. Wurm, as to which Mr. Wurm, as trustee, has voting and investment power.

(20)	Includes 22 shares held jointly by Todd A. Michel and Lynn A. Michel, spouse of Todd A. Michel, as to which they exercise shared voting and investment power. Also includes 6,400 currently exercisable options.

(21)	Includes 985 shares held by James E. McGookey IRA; and 100 shares held jointly by Mr. McGookey and his spouse, Anne H. McGookey, as to which they have shared voting and investment power.

(22)	Includes 6,400 currently exercisable options.

(23)	Includes 21,100 currently exercisable options.
Section 16(a) Beneficial Ownership Reporting Compliance
     Under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Corporation’s Directors, executive officers and any persons beneficially holding more than ten percent (10%) of the Corporation’s common shares are required to file statements with the Securities and Exchange Commission (the “SEC”) reporting their initial ownership of the Corporation’s common stock and any subsequent changes in their ownership. To the Corporation’s knowledge, based solely on a review of the Section 16(a) reports filed on behalf of these persons for their transactions during 2010 and written representations that no other Section 16(a) reports were required to be filed for transactions during 2010, all filing requirements applicable to officers, Directors and beneficial owners of more than 10% of the outstanding common shares of the Corporation under Section 16(a) of the Exchange Act were complied with, except that (i) Director W. Patrick Murray had two late Form 4 filings which reported two transaction which were effected on two different days; (ii) Directors Margaret A. Murray, Thomas A. Depler and Allen R. Maurice each had one late Form 4 filing which each reported one transaction; and (iii) Robert L. Cox, a senior Vice President of The Citizens Banking Company, had one late Form 4 filing which reported one transaction.
PARTICIPATION IN TARP CAPITAL PURCHASE PROGRAM
     On January 23, 2009, the Corporation completed the sale to the U.S. Department of the Treasury (the “Treasury”) of $23,184,000 of newly issued non-voting preferred shares of the Corporation as part of the Treasury’s Capital Purchase Program enacted as part of the Troubled Assets Relief Program (“TARP”) established by the Emergency Economic Stabilization Act of 2008. To finalize the Corporation’s participation in the TARP, the Corporation and the Treasury entered into a Letter Agreement, dated January 23, 2009, including a related Securities Purchase Agreement — Standard Terms which is attached thereto (collectively, the “Securities Purchase Agreement”). Pursuant to the Securities Purchase Agreement, the Corporation issued and sold to the Treasury (i) 23,184 of the Corporation’s Fixed Rate Cumulative Perpetual Preferred Shares, Series A, each without par value and having a liquidation preference of $1,000 per share (the “Series A Preferred Shares”), and (ii) a warrant (the “Warrant”) to purchase 469,312 common shares of the Corporation, at an exercise price of $7.41 per share (subject to certain anti-dilution and other adjustments), for an aggregate purchase price of $23,184,000 in cash. The Warrant has a ten-year term.
     In the Securities Purchase Agreement, the Corporation adopted and agreed to the Treasury’s standards for executive compensation and corporate governance for the period during which the Treasury owns any securities acquired from the Corporation pursuant to the Securities Purchase Agreement or upon exercise of the Warrant. These executive compensation and corporate governance standards generally apply to the Corporation’s senior executive officers — James O. Miller, President and Chief Executive Officer; Todd A. Michel, Senior Vice President and Controller; James E. McGookey, Senior Vice President and General Counsel; Richard J. Dutton, Senior Vice President; and Charles C. Riesterer, Senior Vice President. The standards are set forth in the American Recovery and Reinvestment Act of 2009and in an interim final rule issued by the Treasury on June 15, 2009, and amended on December 7, 2009 (collectively, the “Interim Final Rule”). The executive compensation and corporate governance standards under the Interim Final Rule remain in effect during the period in which any obligation arising from financial assistance provided under TARP remains outstanding (the “TARP Period”), excluding any period during which the Treasury holds only the Warrant to purchase common shares of the Corporation.
BOARD OF DIRECTOR MEETINGS AND COMMITTEES
Meetings of the Board of Directors
     The Board of Directors of the Corporation met sixteen (16) times in 2010. All Directors attended at least 75% of the total number of meetings of the Board of Directors and the committees on which he or she served during 2010.

Attendance at Annual Meeting of Shareholders
     The Corporation does not have a formal policy with regard to Director attendance at annual meetings of shareholders. However, the Corporation encourages all Director nominees to attend each annual meeting of shareholders. Thirteen (13) of the Corporation’s seventeen (17) Directors attended the 2010 annual meeting of shareholders.
Board Leadership Structure
     In the past several years, the Corporation has separated the positions of Chief Executive Officer and Chairman of the Board of Directors. The Corporation’s current Chairman, David A. Voight, formerly served as President of the Corporation until December 2007 and, therefore, did not qualify as an “independent director” under applicable NASDAQ and SEC rules until January, 2011. Although the Board of Directors does not have a designated lead independent director, the Chairman of the Nominating and Corporate Governance Committee (or, in his absence, the Chairman of the Audit Committee) has chaired the executive sessions of the Board. The Board of Directors believes that his leadership structure has been appropriate and efficient because Mr. Voight has extensive experience in the banking industry generally and intimate familiarity with the Corporation’s operations. As a result, Mr. Voight is able to provide unique insights as Chairman that are valuable to the Board of Directors in determining and overseeing the strategic direction of the Corporation. The Board of Directors has determined that, effective January 2011, Mr. Voight qualified as an “independent director” under applicable NASDAQ and SEC rules. The Board of Directors retains the authority to modify its Board leadership structure as and when it deems appropriate to best address the Corporation’s circumstances.
Committees of the Board
     The Board of Directors of the Corporation has the following standing committees: Asset-Liability Committee; Nominating and Corporate Governance Committee (“Nominating Committee”); Audit Committee; and Compensation, Benefits and Liability Committee (“Compensation Committee”). The following table shows the current membership of each of the standing committees of the Board. The current members of each of the committees also served on such committees during 2010. It is anticipated that the compensation of the standing committees may change, and new Directors may be appointed to serve on these committees, following the Annual Meeting.

Asset-Liability	Nominating	Audit	Compensation
Committee	Committee	Committee	Committee

David A. Voight, Chair	W. Patrick Murray, Chair	Allen R. Nickles, Chair	J. William Springer, Chair
Blythe A. Friedley	Thomas A. Depler	John O. Bacon	Laurence A. Bettcher
James O. Miller	James D. Heckelman	Thomas A. Depler	W. Patrick Murray
Allen R. Nickles	J. William Springer	John P. Pheiffer	Gerald B. Wurm
John P. Pheiffer	John O. Bacon*	Daniel J. White	Blythe A. Friedley*
Gerald B. Wurm	Allen R. Maurice*
Laurence A. Bettcher*
Daniel J. White*

*	Alternate Member
     Asset-Liability Committee
     The Asset-Liability Committee currently has six (6) members and met four (4) times in 2010. The Asset-Liability Committee establishes and monitors the volume and mix of The Citizen Banking Company’s assets and funding sources in an effort to assist in managing and maintaining the bank’s profits.
Nominating Committee
     The Nominating Committee currently has four (4) members and met four (4) times in 2010. The Board of Directors has determined that each of the current members of the Nominating Committee qualifies, and each Director who served as a member of the Nominating Committee during 2010 qualified during his tenure on the Nominating Committee during 2010, as an “independent director” under applicable NASDAQ rules. The Board of Directors has adopted a written charter for the Nominating Committee. A copy of the charter is posted on the “Governance” page of the Corporation’s website at www.fcza.com.
     The Nominating Committee recommends to the Corporation’s Board of Directors the names of those persons to be proposed for election as Directors of the Corporation at each annual meeting of shareholders. The Nominating Committee also nominates Directors to serve on committees of the Board of Directors and on the boards of directors and committees of the Corporation’s subsidiaries, assists the Board of Directors in Director orientation and continuing education, periodically reviews Director compensation, and is responsible for reviewing and establishing corporate governance policies and programs.
     Audit Committee
     The Audit Committee currently has five (5) members and met four (4) times in 2010. The Board of Directors has determined that each member of the Audit Committee qualifies, and each Director who served as a member of the Audit Committee during 2010 qualified during his tenure on the Audit Committee during 2010, as an “independent director” under applicable NASDAQ rules and under Rule 10A-3 promulgated under the Exchange Act. The Board of Directors has adopted a written charter for the Audit Committee which is posted on the “Governance” page of the Corporation’s website at www.fcza.com.
     The Board has determined that each member of the Audit Committee is able to read and understand financial statements, including the Corporation’s balance sheet, income statement and cash flow statement, and is qualified to discharge his duties to the Corporation and its shareholders. The Board has also determined that Allen R. Nickles qualifies as an “audit committee financial expert” for purposes of Item 407(d)(5) of Regulation S-K. Mr. Nickles is a Certified Public Accountant and serves as a Partner of Payne, Nickles & Company, a CPA firm located in Sandusky, Ohio.
     As set forth in the Audit Committee’s Charter, the Audit Committee has the following responsibilities:
•	To engage, evaluate the qualifications and performance and determine the independence and compensation of the Corporation’s independent auditor, evaluate the independent auditor’s conduct of the annual audit and consider the independent auditor’s engagement for any other services;

•	To oversee the preparation of the Audit Committee Report required to be included in the Corporation’s annual proxy statement by the rules of the SEC;

•	To assist the Board of Directors in fulfilling its responsibility to oversee management regarding (i) the conduct and integrity of the Corporation’s financial reporting to governmental and regulatory bodies, its shareholders, the public and other users of financial reports of the Corporation, (ii) the Corporation’s systems of internal accounting and financial and disclosure controls, (iii) the Corporation’s legal and regulatory compliance, and (iv) the Corporation’s Code of Conduct (Ethics) as established by senior management and the Board of Directors; and

•	To engage, evaluate the qualifications and performance and determine the independence and compensation of the Corporation’s internal auditor.
     In discharging its responsibilities, the Audit Committee is authorized to investigate any matter that the Audit Committee deems appropriate to carry out its responsibilities and has access to all books, records, facilities and personnel of the Corporation. The Audit Committee is also authorized to retain, compensate, direct, oversee and terminate an independent auditor, independent counsel, other auditors and experts as it deems necessary.
     Additional information regarding the Audit Committee, including the Audit Committee’s report relating to the 2010 fiscal year, is provided under the heading “AUDIT COMMITTEE MATTERS” beginning on page 25 of this Proxy Statement.
     Compensation Committee
     The Compensation Committee currently has four (4) members and met three (3) times in 2010. The Board of Directors has determined that each member of the Compensation Committee qualifies, and each Director who served as a member of the Compensation Committee during 2010 qualified during his tenure on the Compensation Committee during 2010, as an “independent director” under applicable NASDAQ rules. In addition, each member of the Compensation Committee qualifies as an “outside director” for purposes of Section 162(m) of the Internal Revenue Code, and as a “non-employee director” for purposes of SEC Rule 16b-3. The Board of Directors has adopted a written charter for the Compensation Committee which is posted on the “Governance” page of the Corporation’s website at www.fcza.com.
     The Compensation Committee recommends compensation for executive officers and annual budgetary levels for employee compensation and benefits; reviews and establishes the policies for all benefit programs for the Corporation and its subsidiaries; reviews and recommends the affirmative action program for the Corporation and its subsidiaries; and reviews and makes recommendations for benefit insurance programs of the Corporation and its subsidiaries.
     The Interim Final Rule requires that, during the TARP Period, the Corporation must establish and maintain a compensation committee consisting solely of independent directors for the purpose of reviewing employee compensation plans. The Compensation Committee is a “compensation committee” for purposes of the Interim Final Rule. The Interim Final Rule requires that the Compensation Committee meet at least every six months and take the following actions:

•	Discuss, evaluate and review all SEO Compensation Plans (as defined in the Interim Final Rule) with the Corporation’s senior risk officer to ensure that the SEO Compensation Plans do not include incentives for the Corporation’s Senior Executive Officers to take unnecessary and excessive risks that could threaten the Corporation’s value;

•	Discuss, evaluate and review all Employee Compensation Plans (as defined in the Interim Final Rule) with the Corporation’s senior risk officer in light of the risks (including the short- and long-term risks) posed to the Corporation by such Employee Compensation Plans and how to limit such risks; and

•	Discuss, evaluate and review all Employee Compensation Plans and identify and eliminate features in the Employee Compensation Plans that could encourage the manipulation of reported earnings to enhance the compensation of any employee.
     The Compensation Committee is required to both disclose the results, and certify completion, of the reviews described above to the U.S. Treasury and its primary regulator by April 30 of each year during the TARP Period.
     Additional information regarding the Compensation Committee and its functions and responsibilities is provided under the heading “EXECUTIVE COMPENSATION—Compensation Policies and Programs” beginning on page 16 of this Proxy Statement.
PROPOSAL 2
APPROVAL OF DIRECTOR FEES FOR NON-EMPLOYEE DIRECTORS
     In accordance with the Corporation’s Code of Regulations, any fees paid to Directors for attendance at Board meetings must be approved by the shareholders. The Board of Directors has approved a proposal for presentation to the shareholders that, during 2011, the fees paid to non-employee Directors shall remain at $600.00 per Board meeting attended except that no fee shall be paid for attendance at a meeting by telephone if the Director has attended more than three (3) previous meetings by telephone, provided that this restriction does not apply to a Director’s attendance at a meeting via videoconference. Telephone meetings requested by management would not be considered with respect to the limit on payment for telephone meetings, but no fee would be paid for telephone meetings called solely to approve the amount of any dividend to be paid to shareholders. No fees are paid by The Citizens Banking Company to Directors who are also Directors of the Corporation when a meeting of the Board of Directors of The Citizens Banking Company immediately follows or precedes a meeting of the Board of Directors of the Corporation. The Nominating Committee recommended to the Board of Directors these proposed fees. The Nominating Committee and the Board of Directors believe that the proposed fees are competitive with the fees paid by other financial holding companies in our markets and will ensure that we attract and retain qualified Board members.
     In accordance with the Corporation’s Code of Regulations, the fees paid to Directors for attendance at committee meetings are set by the Board of Directors and are not subject to shareholder approval. The Nominating Committee has recommended to the Board of Directors, and the Board of Directors has approved, that the fees paid to Directors for attendance at committee meetings remain at $250.00 per committee meeting attended during 2011 and that the fee paid to the Chair of the Audit Committee remain at $450.00 per Audit Committee meeting attended during 2011.
Recommendation and Vote
     The affirmative vote of a majority of the common shares of the Corporation outstanding and entitled to vote at the Annual Meeting is required to approve the proposed fees for non-employee Directors for 2011. An abstention will not count as a vote cast on the proposal but will have the same effect as a vote “Against” the proposal. A broker non-vote will have the same effect as a vote “Against” the proposal.
     The Board of Directors recommends that you vote “FOR” the proposed fees for non-employee Directors.
2010 COMPENSATION OF DIRECTORS
     During 2010, the non-employee Directors of the Corporation and each of its subsidiaries received Directors’ fees at the rate of $600.00 per Board meeting attended, except there was no fee paid to those Directors who were also Directors of The Citizens Banking Company when a meeting of The Citizens Banking Company immediately followed or preceded a meeting of the Board of Directors of the Corporation. During 2010, the Directors of the Corporation received $250.00 per committee meeting attended, except that the Chair of the Audit Committee received $450.00 per Audit Committee meeting attended. Directors who are also officers of the Corporation and/or its subsidiaries do not receive any fees or other compensation as Directors or for attendance at any committee meetings.

DIRECTOR COMPENSATION TABLE FOR 2010

		Change in
		Nonqualified
		Deferred
	Fees Earned or Paid	Compensation	Total
Name	in Cash	Earnings (1)	($)
J. George Williams(2)	$2,800	—	$2,800
Richard A. Weidrick	$5,400	—	$5,400
Margaret A. Murray(3)	$5,400	—	$5,400
Daniel J. White	$6,500	—	$6,500
Barry W. Boerger	$6.600	—	$6,600
Allen R. Maurice	$7,200	—	$7,200
Laurence A. Bettcher	$8,600	—	$8,600
W. Patrick Murray	$8,950	—	$8,950
Gerald B. Wurm	$9,450	—	$9,450
J. William Springer	$10,100	—	$10,100
John O. Bacon	$10,200	—	$10,200
David A. Voight	$10,600	—	$10,600
Blythe A. Friedley	$10,950	—	$10,950
Thomas A. Depler	$10,950	—	$10,950
Allen R. Nickles	$11,300	—	$11,300
John P. Pheiffer	$12,200	—	$12,200
James D. Heckelman	$12,700	—	$12,700

(1)	Reflects above-market or preferential earnings on non-qualified deferred compensation in 2009.

(2)	Mr. Williams served as a Director until his retirement effective immediately prior to the 2010 Annual Meeting.

(3)	Mrs. Murray joined the Board of Directors on April 20, 2010.
     The Corporation and each of its subsidiaries have adopted a non-qualified Deferred Compensation Plan for each non-employee Director. Pursuant to each such plan, a Director may defer any or all of the Director fees or committee fees earned by such Director during a particular calendar year. The amount deferred is credited with interest at a rate equal to the ten-year United States Treasury Constant Maturity rate published by the Federal Reserve and adjusted monthly. During 2010, three Directors, Laurence A. Bettcher, Blythe A. Friedley and Allen R. Nickles, elected to defer a portion of their Director fees and/or committee fees earned as Directors of the Corporation.
     The Corporation had one equity compensation plan approved by the Corporation’s shareholders which expired in 2010. Specified officers were eligible under the plan, but Directors were not eligible to participate. Additional information concerning the plan is provided under the heading “First Citizens Banc Corp. Stock Option and Stock Appreciation Rights Plan” on page 21 of this Proxy Statement.
CORPORATE GOVERNANCE
Code of Ethics
     In accordance with applicable NASDAQ rules and the rules and regulations of the SEC, the Board of Directors of the Corporation has adopted a Code of Conduct (Ethics) applicable to all Directors, officers and employees of the Corporation and its subsidiaries, including the Corporation’s principal executive officer and principal financial officer. A copy of the Code of Conduct (Ethics) is posted on the “Governance” page of the Corporation’s website at www.fcza.com.
Communications with Board of Directors
     The Corporation provides a process for shareholders to send communications to the Corporation’s Board of Directors. Shareholders can send communications to the entire Board or to a specified Director by mailing the communication to James E. McGookey, Senior Vice President and General Counsel, at 100 East Water Street, Sandusky, Ohio 44870. All such communications will be relayed as requested without any screening.

Director Independence
     The Corporation has affirmatively determined that all Directors, except James O. Miller, are currently “independent” under applicable NASDAQ rules. In making its determination concerning the independence of its Directors, the Board of Directors of the Corporation reviewed and considered each Director’s relationships, both direct and indirect, with the Corporation and its subsidiaries, including those described under the heading “Transactions with Directors, Officers and Associates” on page 15 of this Proxy Statement. The Board of Directors also considered that (i) John O. Bacon is the president of a company which sells fabricated metal products that, on rare occasions, the Corporation has purchased for the maintenance of its facilities; (ii) Mr. Bacon is vice-chairperson of a non-profit regional medical facility that provides services to employees of the Corporation and to which the Corporation has made past donations; (iii) Mr. Murray represented the Corporation as its attorney in one lawsuit filed against the Corporation that was resolved in 2009; and (iv) Mr. Voight formerly served as President of the Corporation until December 2007 and, as a result, did not qualify as “independent” under applicable NASDAQ rules until January 2011.
Nominating Procedure
     The Corporation has not adopted a formal policy with regard to consideration of any director candidates recommended by shareholders, which the Board of Directors deems appropriate because the Nominating Committee considers all recommendations for candidates from any source. To be considered by the Nominating Committee, shareholder recommendations as to Director candidates should be sent in writing to the Corporation, in care of the Corporation’s Secretary, at 100 East Water Street, Sandusky, Ohio 44870.
     Shareholders of the Corporation may also nominate a candidate for election as a Director of the Corporation by following the procedures set forth in the Corporation’s Code of Regulations. Pursuant to the Code of Regulations, all shareholder nominations must be made in writing and delivered or mailed to the Secretary of the Corporation at the Corporation’s principal executive offices located at 100 East Water Street, P.O. Box 5016, Sandusky, Ohio 44870. Nominations must be received by the Secretary of the Corporation not less than 14 days nor more than 50 days prior to the meeting, except that if less than 21 days’ notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice must be delivered or mailed no later than the close of business on the 7th day following the day on which notice of the date of the meeting was mailed or such public disclosure was made, whichever occurs first (but in no event less than seven days prior to the meeting). Each nomination must contain the following information: (a) the name, age, business address and residence address of the proposed nominee; (b) the principal occupation or employment of the proposed nominee; (c) the class and number of shares of capital stock of the Corporation which are beneficially owned by the proposed nominee; (d) the name and record address of the shareholder making the nomination; and (e) the class and number of shares of capital stock of the Corporation which are beneficially owned by the shareholder making the nomination. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of a proposed nominee to serve as Director of the Corporation.
Director Qualifications
     The Nominating Committee has adopted criteria for evaluating Director candidates and existing Directors, but it has not established specific, minimum qualifications that must be met by any nominee or any specific qualities or skills that are necessary for a Director to possess. The Nominating Committee identifies nominees by considering recommendations from all sources and evaluates them by applying the criteria that it has adopted. These criteria include relevant business and employment experience, experience on other boards, relevant special knowledge, independence, personal characteristics, financial sophistication, time availability, diversity, character and ethics, and any financial interest in the organization. While neither the Nominating Committee nor the Board of Directors has adopted a formal policy regarding the consideration of diversity in identifying nominees for Director, diversity is one of the factors considered by the Nominating Committee pursuant to its criteria for evaluating Director candidates.
     The Nominating Committee and the Board of Directors believes that each of the current Directors who have been nominated for re-election at the Annual Meeting brings a strong background and set of skills to the Board which provides the Board as a whole with competence, experience and expertise in a wide variety of areas, including business and executive management, banking, manufacturing, accounting and finance, tax, insurance, legal and international business. Provided below is the evaluation of the Nomination Committee and the Board of Directors regarding the specific attributes, skills and qualifications presented by each Director nominee.
     Thomas A. Depler. The Nominating Committee and the Board of Directors believe that the attributes, skills and qualifications that Mr. Depler has developed through 35 years as an attorney providing legal services to businesses and nonprofit foundations, including extensive legal experience in tax and fiduciary matters, allow him to provide practical legal expertise to the Board of Directors and has recommended his nomination for re-election.
     Allen R. Maurice. The Nominating Committee and the Board of Directors believe that the attributes, skills and qualifications that Mr. Maurice has developed through nearly 41 years as an attorney practicing in the areas of business, probate, real estate and estate planning, including previously serving as general counsel for Champaign National Bank, allow him to provide practical legal expertise to the Board of Directors and has recommended his nomination for re-election.

     James O. Miller. The Nominating Committee and the Board of Directors believe that the attributes, skills and qualifications that Mr. Miller has developed through more than 38 years working in the financial services industry, including the last 25 years at the Corporation and Citizens Bank, allow him to provide banking, accounting and finance expertise and a comprehensive knowledge and understanding of the Corporation’s operations and management to the Board of Directors and has recommended his nomination for re-election.
     W. Patrick Murray. The Nominating Committee and the Board of Directors believe that the attributes, skills and qualifications that Mr. Murray has developed through 45 years as an attorney leading a successful legal practice and representing corporations and other clients in a variety of matters and cases (including anti-trust and commercial fraud cases involving sophisticated accounting issues), allow him to provide practical legal expertise and management experience to the Board of Directors and has recommended his nomination for re-election.
     Allen R. Nickles. The Nominating Committee and the Board of Directors believe that the attributes, skills and qualifications that Mr. Nickles has developed through more than 36 years as a Certified Public Accountant in public practice allow him to provide tax, accounting and financial expertise to the Board of Directors and has recommended his nomination for re-election.
     John P. Pheiffer. The Nominating Committee and the Board of Directors believe that the attributes, skills and qualifications that Mr. Pheiffer has developed through 26 years of experience as president and chief executive officer of a marina and boat storage and service business, with primary responsibility of all aspects of operations, allow him to provide business leadership experience and a unique local perspective to the Board of Directors and has recommended his nomination for re-election.
     David A. Voight. The Nominating Committee and the Board of Directors believe that the attributes, skills and qualifications that Mr. Voight has developed through more than 37 years of service in the banking industry, including as chief executive officer of Citizens Bank and three other banks, allow him to provide extensive expertise regarding the operations, management and regulation of financial institutions and a comprehensive knowledge and understanding of the operations of the Corporation to the Board of Directors and has recommended his nomination for re-election.
     Daniel J. White. The Nominating Committee and the Board of Directors believe that the attributes, skills and qualifications that Mr. White has developed through more than 22 years of experience as an executive of small businesses with sales and financial performance responsibilities, as well as experience as president of a venture capital company and extensive international business experience, allow him to provide business expertise and a global business perspective to the Board of Directors and has recommended his nomination for re-election.
Transactions with Directors, Officers and Associates
     The Corporation’s subsidiary, The Citizens Banking Company, has had and expects to have banking transactions in the ordinary course of business with Directors, officers and principal shareholders of the Corporation, and associates of such persons, on substantially the same terms, including interest rates and collateral, as those prevailing at the same time for comparable transactions with other persons and that do not involve more than normal risk of collectibility or present other unfavorable features. All such loans presently outstanding to Directors and executive officers, including their immediate families and companies in which they are executive officers, are performing loans.
     Each officer and Director is expected to bring any relationship or transaction with the Corporation in which he or she has a direct or indirect interest to the attention of the Board or Nominating Committee, other than in connection with the types of ordinary course transactions discussed above. While specific review or approval procedures for related person transactions are not in writing, NASDAQ rules require the Corporation’s Audit Committee or other body of independent Directors to conduct appropriate review and oversight of all related party transactions for potential conflict of interest situations on an ongoing basis. In addition, one of the basic principles of the Corporation’s Code of Conduct is the avoidance of conflicts between personal interests and the interests of the Corporation, or even the appearance of such conflicts. Therefore, when the Nominating Committee becomes aware that a transaction presents a possible conflict, it considers the transaction including, among other things, whether the transaction impacts the independence of any independent Board member, whether the related person’s interest in the transaction is material and whether the terms of the transaction are comparable to those that could be negotiated with an unrelated third party.

EXECUTIVE OFFICERS OF THE CORPORATION
     The following table sets forth the names and ages of all current executive officers of the Corporation, all positions and offices held with the Corporation and business experience during the past five (5) years.

NAME	AGE	POSITION
James O. Miller	58	President and Chief Executive Officer of the Corporation since 2007
Chairman of The Board of The Citizens Banking Company since 2007
Executive Vice President of the Corporation from 1998 until 2007
Senior Vice President/Controller of the Corporation from 1994 to 1997
Chief Executive Officer of The Citizens Banking Company since 2005
President of The Citizens Banking Company since 2002
Executive Vice President of The Citizens Banking Company from 1998 to 2002
Senior Vice President of The Citizens Banking Company from 1996 to 1998
Senior Vice President/Controller of The Citizens Banking Company from 1992 to 1995
Director of the Corporation since 2006
Director of The Citizens Banking Company since 2000 Director of First Citizens Insurance Agency, Inc. since 2005
Director of SCC Resources, Inc. from 2005 to 2009
Director of Water Street Properties, Inc. since 2003

Charles C. Riesterer	56	Senior Vice President of the Corporation since 1998
Executive Vice President of The Citizens Banking Company since 2005
Senior Vice President of The Citizens Banking Company from 1998 to 2005
Vice President of The Citizens Banking Company from 1992 to 1998
Asst. Vice President of The Citizens Banking Company from 1987 to 1991

Richard J. Dutton	47	Senior Vice President of the Corporation since 2006
Executive Vice President of The Citizens Banking Company since 2006
Vice President and Treasurer of Peoples Ohio Financial Corp. from 2002 to 2006
Partner in charge of Kentucky/Southern Indiana Financial Institution Practice, BKD, LLP prior to 2002

Todd A. Michel	46	Senior Vice President/Controller of the Corporation since 2000
Senior Vice President/Controller of The Citizens Banking Company since 1999
Vice President/Controller of The Citizens Banking Company from 1998 to 1999
Vice President/Controller of the Corporation from 1998 to 2000 Controller of The Citizens Banking Company from 1996 to 1998

James E. McGookey	60	Senior Vice President and General Counsel of the Corporation since 2002
Secretary of the Corporation since 2007
Senior Vice President of The Citizens Banking Company since 2002
Director of Water Street Properties, Inc. since 2003
Director of First Citizens Insurance Agency, Inc. since 2003
Director of SCC Resources, Inc. from 2004 to 2009
EXECUTIVE COMPENSATION
Compensation Policies and Programs
Overview of compensation program
     The Compensation Committee is responsible for the development and administration of the Corporation’s policies regarding executive compensation and makes recommendations to the Board of Directors of the Corporation. The executive officers of the Corporation are paid by The Citizens Banking Company (“Citizens Bank”) for their services to the Corporation, Citizens Bank and the other subsidiaries of the Corporation. They receive no compensation directly from the Corporation.
     The Compensation Committee’s determinations are based in large part upon information concerning the compensation paid by similar companies. Moreover, in recent years, the compensation program has focused on the base salary paid to each executive officer, supplemented by a 401(k) plan, a defined benefit pension plan (for those employees of Citizens Bank as of December 2006), and health and welfare benefits generally available to all employees. Citizens Bank has paid no bonus, incentive plan or equity plan compensation to its executive officers during the last three fiscal years.

Role of the Compensation Committee, management and consultants in determining compensation
     The Compensation Committee and the Board of Directors of the Corporation retain overall responsibility for administration of the compensation arrangements for the executive officers of the Corporation. The Compensation Committee evaluates the factors relevant to the Corporation’s compensation decisions and makes recommendations to the Board of Directors regarding the compensation of each executive officer. Historically, the Compensation Committee has relied heavily on information concerning the compensation paid by similar organizations in setting the compensation of its executive officers.
     The Compensation Committee has retained Amalfi Consulting, LLC (“Amalfi”), a widely recognized consulting firm, over the past several years to provide compensation consulting services. In 2007, Amalfi completed a comprehensive executive compensation review which compared the executive compensation provided by the Corporation to a peer group of companies selected by Amalfi. The peer group included 22 publicly traded bank holding companies located in the Midwest, with assets between $548 million and $1.5 billion and with performance that Amalfi considered comparable to that of the Corporation (although the report did not define specific performance parameters for the peer group). Amalfi was subsequently engaged in 2010 and 2009 to provide updated comparison data, which was reviewed by the Compensation Committee in connection with its approval and recommendation to the Board of Directors of base salaries for certain executive officers for 2010 and 2009.
     The Compensation Committee also engaged Amalfi in 2009 and another compensation consulting company, Blanchard Chase, in 2010 to assist the Compensation Committee in the development of an incentive plan in which lending, retail and certain other employees (excluding any of the named executive officers) of the Corporation participate. The purposes of this incentive plan is to incent production that would benefit the Corporation, provide incentive compensation competitive with that offered by similar employers and avoid actions that would create a material adverse risk to the Corporation.
Compensation philosophy and objectives
     The objective of the Corporation’s compensation programs is to attract, compensate and retain key employees. The Corporation attempts to compensate executives fairly in light of their responsibilities, the performance of the Corporation and the economic conditions in Northern Ohio. The Compensation Committee annually reviews and recommends the appropriate salary for the Chief Executive Officer and an appropriate salary or salary range for each of the other executive officers.
     The Corporation’s compensation program for executive officers has for the last several years focused on the base salary paid to the executive officers. The Corporation believes that it can fairly compensate and retain its executive officers and other employees primarily with base salary and avoid the additional expense of adoption of other types of compensation plans. For the last several years, the Corporation has paid no bonuses to executive officers nor made equity awards. In determining appropriate base salaries for officers, the Compensation Committee has relied heavily upon peer comparison information. While the Compensation Committee considers the Corporation’s performance in general when evaluating and setting salary levels, the Compensation Committee does not target or rely upon any specific measures of Corporation performance either by themselves or as compared to the performance of the members of the peer group. No wealth accumulation analysis is performed, and the Compensation Committee does not apply any formula for differentiating compensation between executive officers based on their positions and responsibilities.
     In addition to the base salary paid to each executive officer, the Corporation’s compensation program includes retirement plans, health and welfare benefit plans and change of control agreements for certain executive officers. The Corporation expects the retirement and health and welfare plans to promote longevity with the Corporation and discourage turnover among its executive officers and other employees. The Corporation recognizes that change of control agreements can help it to attract and keep talented executives and can minimize the impact on key executives of a job loss due to a change of control. In the event that a transaction that would lead to a change of control is proposed, such agreements can help assure that the executives analyze the transaction without undue focus on its effect upon them personally. In addition, if a transaction would occur, change of control agreements can encourage key executives to stay and help accomplish a smooth transition.
TARP and Interim Final Rule — Standards and Limitations
     As a result of the Corporation’s participation in TARP, the Corporation’s executive compensation program in 2010 was required to comply with the limitations contained in the Securities Purchase Agreement with the Treasury, as well as those imposed by the Interim Final Rule. These limitations impacted the Corporation’s executive compensation program by:
•	Limiting the tax deductibility of compensation paid to any of the Corporation’s “Senior Executive Officers” (as defined in the Interim Final Rule) in excess of $500,000 per year. In the Corporation’s case, the tax deductibility of compensation has not influenced the design of its executive compensation program.

•	Prohibiting the payment or accrual of any bonus, retention award or incentive compensation to the Corporation’s most highly-compensated employee, except in limited circumstances.

•	Prohibiting the payment of golden parachute payments to Senior Executive Officers or a select group of highly-paid employees upon a departure from the Corporation or due to a change in control of the Corporation, except for services performed or benefits accrued. This prohibition significantly limits the payments permitted to be made by the Corporation under the change in control agreements previously entered into with certain executive officers.

•	Requiring the recovery (“clawback”) of any bonus, retention award or incentive compensation paid to Senior Executive Officers or a select group of highly-paid employees if payment was based on materially inaccurate financial statements or any other materially inaccurate performance metric criteria.

•	Prohibiting any compensation plan that would encourage the manipulation of the Corporation’s reported earnings to enhance the compensation of any of the employees of the Corporation or its subsidiaries. The Corporation does not believe that its compensation plans encourage earnings manipulation.

•	Prohibiting “SEO Compensation Plans” (as defined in the Interim Final Rule) that encourage Senior Executive Officers to take unnecessary and excessive risks that threaten the value of the Corporation. The Corporation believes that its compensation plans do not encourage undue risk-taking.

•	Eliminating any “tax gross-ups” to any Senior Executive Officer or a select group of highly-paid employees. In the Corporation’s case, it has not provided income tax gross-ups.

•	Requiring the limitation of any “Employee Compensation Plan” (as defined in the Interim Final Rule) that unnecessarily exposes the Corporation to risk.

•	Requiring that the Corporation disclose to the Treasury and its primary regulator the amount, nature and justification for offering to the Corporation’s most highly-compensated employee any perquisites whose total value exceeds $25,000. The perquisites offered by the Corporation to its most highly-compensated employee have not triggered this disclosure obligation.

•	Requiring that the Corporation disclose to the Treasury and its primary regulator whether the Corporation, the Board of Directors or the Compensation Committee engaged a compensation consultant and the services performed by that compensation consultant and any of its affiliates.

•	Requiring that the Corporation disclose to the Treasury the identity of a select group of highly-paid employees, identified by name and title and ranked in descending order of annual compensation.

•	Subjecting any bonus, retention award or other compensation paid before February 17, 2009 to a select group of highly-paid employees to retroactive review by the Treasury to determine whether any such payments were inconsistent with the purposes of TARP or otherwise contrary to the public interest.
     The Interim Final Rule also required that the Board of Directors adopt a company-wide policy regarding “excessive or luxury expenditures,” which was adopted on September 10, 2009, and post this policy on the Corporation’s website. The Corporation must also permit in its proxy statements for annual meetings of shareholders a non-binding “say on pay” shareholder vote on executive compensation, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC.
     The Corporation’s Compensation Committee met with members of the Corporation’s Risk Management Committee (comprised of executive officers of the Corporation) and the senior risk officer of the Corporation in both 2010 and 2009 to review the Corporation’s compensation programs. With respect to all programs, except an incentive program for Citizens Wealth Management employees that provides for payments to the employees based upon a percentage of the amounts generated as a result of their efforts, the Compensation Committee determined that compensation did not encourage the taking of undue risks or the manipulation of earnings prohibited or required to be limited by the Interim Final Rule. Although the incentive program for Citizens Wealth Management employees provides for the potential of increased compensation based upon the Corporation’s results, the Compensation Committee determined that the program included protections to ameliorate any risk from the incentives. It also concluded that a clawback provision should be added to the program. The Compensation Committee determined that none of the Corporation’s compensation programs encouraged the taking of unnecessary and excessive risks or the manipulation of earnings within the meaning of the Interim Final Rule.
     The Corporation’s named executive officers and other employees who are subject to the executive compensation limitations of the Interim Final Rule have entered into letter agreements. These agreements amend the compensation and benefit plans in which these individuals participate to comply with the limitations imposed by the Interim Final Rule.

Compensation components
     Base salary
     The primary component of executive officer compensation is base salary. The base salaries reflect the duties and level of responsibility of each executive officer, the Corporation’s performance, and the cash compensation paid to executive officers at other financial institutions.
     In determining the base salaries for executive officers in 2010, the Compensation Committee and the Board of Directors considered the difficult economic conditions faced by the Corporation and the adverse impact that these conditions have had, and are likely to continue to have, on the Corporation during the current economic downturn. In view of the current economic climate, the Corporation did not grant any increases in the salaries of the named executive officers during 2010, except that the Compensation Committee and the Board of Directors approved an increase in the base salary of Richard J. Dutton in 2010 as a replacement for other benefits previously received by Mr. Dutton.
     Employee benefit plans
     In addition to salary, the Corporation also has established retirement plans for all employees meeting minimum age and length of service eligibility requirements. The Corporation maintains a defined benefit pension plan for all employees who were participants as of December 31, 2006. It also sponsors a 401(k) plan and matches (subject to limits) employee contributions to the 401(k) plan. The amount contributed on behalf of the executive officers is determined in accordance with the terms of the plans, and executive officers participate on the same basis as all other employees who participate in the plans.
     Executive officers participate in the same health and welfare plans (medical, dental, prescription, health and/or dependent care flexible spending and life and long-term disability insurance) that are available to all employees of similar age and years of service. The plans are further discussed in the narratives to the tables that follow.
     Stock option and stock appreciation rights plan
     The Corporation has, in the past, used its Stock Option and Stock Appreciation Rights Plan as an element of the compensation for executive officers. The long-term compensation provided by the plan was intended to further align the interests of its executive officers with those of its shareholders. Several of the executive officers hold vested unexercised options, as reported in the “Outstanding Equity Awards at Fiscal Year-End for 2010” table on page 22. As the Compensation Committee decided to pay most executive compensation in salary, no awards were made under that plan during the past three fiscal years. The prior equity awards played no role in the Compensation Committee’s determination of compensation for 2010.
     Change of control agreements
     In 2003, the Corporation entered into change of control agreements with Messrs. Miller, Michel and Riesterer. Each of the agreements provide for an initial term ending on December 31, 2004, with the term being automatically extended for additional one-year terms unless either party gives written notice of its desire not to renew the agreement not later than the January 1 preceding the expiration of the then-current term. A merger or consolidation of the Corporation into another entity, a disposition of substantially all of the Corporation’s assets or a liquidation of the Corporation generally triggers the officers’ rights under the agreement. Each change of control agreement provides that, upon a change of control of the Corporation, the officer will be entitled to receive a lump sum payment from the Corporation equal to the amount of the officer’s annual base salary in effect for the twelve-month period immediately preceding the change of control. The agreements also provide each officer with a right to continued employment for 24 months after a change of control, with certain rights to payment if the officer’s employment is terminated under certain circumstances during that post-change of control period. Under each change in control agreement, the officer may be entitled to receive up to 24 months of compensation, including the change of control severance payment. The Board of Directors believes that such continued employment provisions are likely to ensure a smooth transition following a change of control and that the payments provided for under the change in control agreements are sufficient but not excessive to enable financial institution executives to find subsequent employment in an industry in which such job opportunities may be difficult to find.
     The Interim Final Rule prohibits the Corporation from making any “golden parachute payment” to its Senior Executive Officers or any of the five next most highly compensated employees during the TARP Period. For this purpose, a “golden parachute payment” is any payment for the departure from the Corporation for any reason, or any payment due to a change in control of the Corporation or an affiliate. A golden parachute payment is treated as paid at the time of departure or the change in control event, as applicable, and may include a right to amounts actually payable after the TARP Period. The Corporation has determined that amounts payable under the change of control agreements may be golden parachute payments within the meaning of the Interim Final Rule. The Corporation entered into letter agreements with its named executive officers who are subject to the prohibition on golden parachute payments which prohibit the Corporation from making any golden parachute payments during the TARP Period. As a result, if a change of control were to occur during the TARP Period, the Corporation would be prohibited from making the lump sum payments upon a change of control and may be prohibited from making payments upon an employee’s termination following a change of control.
     Tax implications of compensation
     Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public corporations for non-qualifying compensation in excess of $1 million paid to covered persons in any fiscal year. The $1 million compensation deduction limitation does not apply to certain qualifying “performance-based compensation.”
     The Securities Purchase Agreement requires that the Corporation comply with the provisions of Section 162(m)(5) of the Internal Revenue Code. This provision prohibits the Corporation from claiming a deduction on its federal income tax return for compensation in excess of $500,000 paid for a given year to its chief executive officer, its chief financial officer or one of the three most highly-compensated executive officers (other than the chief executive officer and the chief financial officer) whose compensation is required to be disclosed under the applicable SEC rules. There is no exception to this prohibition for “performance-based compensation.” None of the Corporation’s executive officers received more than $500,000 of compensation from the Corporation and its subsidiaries for the 2010 fiscal year. The Board of Directors believes that all compensation paid to covered persons in 2010 was fully deductible.
2010 SUMMARY COMPENSATION TABLE
     Under rules established by the SEC, the Corporation is required to provide certain data and information in regard to the compensation and benefits provided to the Corporation’s Chief Executive Officer and certain other most highly compensated executive officers of the Corporation. The following table sets forth information as to the compensation paid or accrued by the Corporation and its subsidiaries to the Corporation’s President and Chief Executive Officer, Mr. James O. Miller, the Corporation’s Controller, Mr. Todd A. Michel, the Corporation’s Senior Vice President, Mr. Richard J. Dutton, the Corporation’s Senior Vice President, Secretary and General Counsel, Mr. James E. McGookey, and the Corporation’s Senior Vice President, Mr. Charles C. Riesterer, for services rendered in 2010, 2009 and 2008. These individuals are referred to in this Proxy Statement as the “named executive officers”.

								Change in
								Pension
								Value and
								Nonqualified
							Non-Equity	Deferred
					Stock	Option	Incentive Plan	Compensation	All Other
					Awards	Awards	Compensation	Earnings	Compensation	Total
Name and Principal Position	Year	Salary ($)		Bonus ($)	($)	($)	($)	($)(1)	($)(2)	($)
James O. Miller	2010	$235,000		$0	$0	$0	$0	$128,000	$4,411	$367,411
President and CEO	2009	$235,000		$0	$0	$0	$0	$152,815	$4,299	$392,114
	2008	$235,000	(3)	$0	$0	$0	$0	$145,591	$2,550	$383,141

Todd A. Michel	2010	$125,000		$0	$0	$0	$0	$7,000	$2,263	$134,263
Sr. Vice President/ Controller	2009	$125,000		$0	$0	$0	$0	$22,585	$2,145	$149,730
	2008	$125,000		$0	$0	$0	$0	$23,845	$1,875	$150,720

Richard J. Dutton	2010	$194,260		$0	$0	$0	$0	$0	$407	$194,667
Sr. Vice President	2009	$175,000		$0	$0	$0	$0	$0	$15,364	$190,364
	2008	$175,000		$0	$0	$0	$0	$0	$16,795	$191,795

James E. McGookey	2010	$156,000		$0	$0	$0	$0	$41,000	$3,676	$200,676
Sr. Vice President/	2009	$156,000		$0	$0	$0	$0	$41,202	$3,114	$200,316
General Counsel	2008	$156,000		$0	$0	$0	$0	$44,298	$2,340	$202,638

Charles C. Riesterer	2010	$150,000		$0	$0	$0	$0	$71,000	$3,166	$244,166
Sr. Vice President	2009	$150,000		$0	$0	$0	$0	$100,043	$3,024	$253,067
	2008	$150,000		$0	$0	$0	$0	$93,556	$2,250	$245,806

(1)	Represents the aggregate change in actuarial present value of the officer’s accumulated benefits under the Corporation’s pension plan. There were no above-market or preferential earnings on non-qualified deferred compensation in 2008, 2009 or 2010.

(2)	Represents matching contributions by the Corporation to the 401(k) plan and certain premiums paid by the Corporation on behalf of the named executive officers for term life insurance and long-term disability insurance.

(3)	Includes amounts deferred under the Corporation’s Deferred Compensation Plan and reflected as Nonqualified Deferred Compensation for 2008.

Defined Contribution Plan
     The Corporation maintains a tax-qualified defined contribution/401(k) plan for employees of the Corporation and its subsidiaries. All employees of the Corporation and its subsidiaries who have completed three months of service are eligible to participate in the plan. Subject to limitations established by the Internal Revenue Code, employees may defer up to 100 percent of annual compensation. The 2010 limit is $16,500; it will be increased in future years for cost of living changes. In 2010, the catch-up provision permits participants age 50 or older to increase their pre-tax salary deferral limit by $5,500. The Corporation may make a matching contribution for all participants who have elected to make salary deferral contributions. The amount of the matching contributions, if any, will be determined each plan year and announced to all participants. The amount of matching contribution for the years 2010, 2009 and 2008 was 25 percent of the salary deferred on the first 6 percent deferred. The Internal Revenue Code places a limit on the amount of salary deferred contributions and matching contributions on those employees classified as “highly compensated”. Contributions and matching contributions for highly compensated employees will be limited to an amount that enables the plan to meet certain non-discrimination testing. Matching contributions by the Corporation to the named executive officers are set forth in the “All Other Compensation” column of the Summary Compensation Table.
Defined Benefit Pension Plan
     The Corporation maintains a tax-qualified non-contributory defined benefit pension plan for employees of the Corporation and its subsidiaries who were participants as of December 31, 2006. All employees who had attained age 20-1/2 and had completed at least six months of service were eligible to participate in the plan. The monthly pension benefit payable to an employee at normal retirement age (age 65) will be equal to the sum of (i) 1.40 percent of the employee’s highest five-year average monthly compensation multiplied by total years of service, plus (ii) 0.65 percent of the employee’s average monthly compensation in excess of the Social Security covered compensation amount multiplied by years of service up to a maximum of 35 years of service with the Corporation or its subsidiaries. For this purpose, an employee’s final average compensation is equal to the average of the monthly compensation paid to such employee during the period of five consecutive years of service prior to retirement which results in the highest average compensation. The compensation taken into account includes all cash compensation paid. The monthly pension benefit calculated under this formula is not subject to any offset or reduction for the employee’s Social Security benefit, but is subject to the annual benefit limitation established by the Internal Revenue Code.
     Under the pension plan, employees are eligible to retire and receive monthly benefits under the pension plan at age 65. In addition, employees may elect to begin receiving reduced benefits at an earlier age if they qualify for early retirement by attaining age 55. James O. Miller, James E. McGookey and Charles C. Riesterer are currently eligible for early retirement under the plan. If any of them retired early, he would be entitled to receive his accrued benefits upon his normal retirement date. Alternatively, upon his election, he would be entitled to receive prior to his normal retirement date an actuarial equivalent of his accrued benefits, subject to restrictions imposed under the Internal Revenue Code. Pension benefits will generally be paid either as joint and survivor annuities or single life annuities, provided that participating employees who obtain their spouse’s consent may elect to receive their benefits in one of several other optional forms of benefit, including a lump sum distribution of the present value of the benefit.
     During 2006, the Corporation amended the pension plan to provide that no employee shall become a participant in the plan after December 31, 2006 and the benefits paid by the plan will be offset by the profit sharing source of the Corporation’s defined contribution plan. The change was made to limit the Corporation’s potential liability under the pension plan.
Nonqualified Deferred Compensation for 2010
     The Corporation maintains a nonqualified deferred compensation plan that allows an eligible employee to defer receipt of compensation to which the employee would be entitled. The amount deferred is credited with interest at a rate equal to the ten-year United States Treasury Constant Maturity rate published by the Federal Reserve and adjusted monthly. The amount accrued will be distributed to the employee based upon an election made by the employee, subject to limits set by the plan.
First Citizens Banc Corp. Stock Option and Stock Appreciation Rights Plan
     On April 18, 2000, the shareholders of the Corporation approved the First Citizens Banc Corp. Stock Option and Stock Appreciation Rights Plan (the “Equity Plan”), which provides for discretionary grants of incentive stock options (under Internal Revenue Code Section 422), nonqualified stock options, and stock appreciation rights to certain executive employees. The Equity Plan is administered by the Compensation Committee of the Corporation’s Board of Directors, and provides that the exercise price of options granted thereunder shall not be less than the fair market value of the outstanding shares of the Corporation on the date the options are granted. The Equity Plan expired in 2010, and no further stock options or other awards may be granted by the Corporation under the Equity Plan.
     The Corporation did not grant any options to named executives during 2010, and none of the named executive officers exercised any options in 2010.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END FOR 2010
     The following table provides information concerning the outstanding equity awards held by the named executive officers at the end of 2010.

	Number of
	Securities
	Underlying
	Unexercised
	Options (#)	Option Exercise	Option Expiration
Name	Exercisable	Price ($)	Date
	4,200	$20.50	July 12, 2012
Todd A. Michel	2,200	$35.00	April 15, 2013
	5,400	$20.50	July 12, 2012
James O. Miller	2,900	$35.00	April 15, 2013
Richard J. Dutton	N/A	N/A	N/A
James E. McGookey	N/A	N/A	N/A
	4,200	$20.50	July 12, 2012
Charles C. Riesterer	2,200	$35.00	April 15, 2013
Change in Control Agreements
     Mr. Miller, Mr. Michel and Mr. Riesterer each have executed a change in control agreement with the Corporation. The agreements provide that, if a change in control occurs during the term of the agreement, the Corporation will pay in a lump sum to the named officer a retention bonus equal to the annual salary of the executive. The agreement also provides that if a change in control occurs during the employment of the officer, the Corporation will employ him for twenty-four months after the change in control (the “Employment Period”). Pursuant to the agreement, the officer will receive compensation that is not less than his compensation immediately prior to the Employment Period and have the right to participate in benefit plans that are not materially less favorable than the benefit plans in which he participated immediately prior to the Employment Period. Upon a termination covered by the agreement (which may include a significant change in duties, a relocation or a failure to assume the obligations of the agreement), the officer may elect to receive from the Corporation COBRA premiums for the Corporation’s group medical insurance for a period of eighteen months plus an amount equal to two times the officer’s annual base salary immediately prior to the termination reduced by the amount of any retention bonus paid to the officer, provided that, in order to receive benefits upon termination, the officer is precluded from competition with the Corporation for a period of twelve months after the termination. In executing the agreement, the officer agreed that he will preserve the confidentiality of the Corporation’s non-public information and will not solicit the customers or employees of the Corporation for a period of twelve months after a termination.
     As discussed above under “—Compensation Components—Change of control agreements” beginning on page 19 of this Proxy Statement and the Interim Final Rule prohibit the Corporation from making any golden parachute payment to its Senior Executive Officers or the next five most highly compensated employees during the TARP Period. The Corporation has determined that amounts payable under the change of control agreements may be golden parachute payments subject to this prohibition and has entered into letter agreements with its named executive officers subject to this prohibition that would prevent it from making any golden parachute payments and would be prohibited from making golden parachute payments to any other employee subject to this prohibition.
PROPOSAL 3
NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION
     ARRA was signed into law on February 17, 2009. In addition to a wide variety of programs intended to stimulate the economy, ARRA imposes significant new requirements for and restrictions relating to the compensation arrangements of financial institutions that received government funds through TARP, including institutions like the Corporation that participated in the Capital Purchase Program prior to the enactment of ARRA. These restrictions apply throughout the TARP Period.
     Each TARP participant is required, in connection with any meeting of shareholders held during the TARP Period for which proxies will be solicited for the election of directors, to provide for a non-binding advisory vote by the shareholders to approve the executive compensation described in the TARP participant’s proxy statement. These proposals are commonly referred to as “Say-on-Pay” proposals.

     As a shareholder of the Corporation, you are being provided with the opportunity to endorse or not endorse our executive compensation program and policies through the following resolution:
“Resolved, that the shareholders approve the Corporation’s executive compensation, as described in the compensation tables and narrative disclosures contained under the heading “EXECUTIVE COMPENSATION” on pages 16 through 22 in this Proxy Statement.”
     Because your vote is advisory, it will not be binding upon the Board of Directors or the Compensation Committee, overrule any decision made by the Board of Directors or the Compensation Committee, or create or imply any additional fiduciary duty by the Board of Directors or the Compensation Committee. The Corporation’s Board of Directors and Compensation Committee may, however, take into account the outcome of the vote when considering future executive compensation arrangements.
Recommendation and Vote
     The affirmative vote of a majority of the common shares represented at the Annual Meeting, in person or by proxy, and entitled to vote on the proposal is required to approve, in a non-binding advisory vote, the Corporation’s executive compensation as disclosed in this Proxy Statement. The effect of an abstention is the same as a vote “AGAINST” the proposal.
     The Board of Directors recommends that you vote “FOR” approval of Proposal 3 — Non-Binding Advisory Vote on Executive Compensation.
PROPOSAL 4
AMENDMENT TO ARTICLES OF INCORPORATION TO ELIMINATE CUMULATIVE VOTING
     Under this Proposal 4, the Board of Directors is asking the shareholders of the Corporation to approve and adopt an amendment to the Corporation’s Articles of Incorporation to add a new Article NINTH which would expressly eliminate the right of our shareholders to vote cumulatively in elections of Directors.
     Under Ohio law, because the Corporation’s Articles of Incorporation currently do not address cumulative voting, shareholders of the Corporation have the right to cumulatively vote in any election of Directors. Cumulative voting enables a shareholder to cumulate votes for the election of a nominee by casting a number of votes for such nominee equal to the number of Directors to be elected multiplied by the number of votes to which the shareholder is entitled. The shareholder also may distribute his or her votes among two or more nominees on the same basis. As a result, since eight (8) Directors will be elected at the Annual Meeting, shareholders who together hold approximately 11% of the outstanding common shares entitled to vote on the election of Directors could elect one Director by invoking cumulative voting and casting their votes for a single Director nominee even though such nominee may not be supported by shareholders who hold 89% of the common shares entitled to vote on the election of Directors.
     Accordingly, a shareholder or group of shareholders holding a relatively small number of common shares that cumulatively votes its common shares in an election of Directors could elect one or more Directors whose loyalty may primarily be to the minority group responsible for their election rather than to the Corporation and all of its shareholders. The Board of Directors believes that each Director is responsible to, and should represent the interests of, all shareholders, as opposed to a minority shareholder group that may have special interests and goals inconsistent with those of the majority of shareholders. The election of Directors who view themselves as representing a particular minority shareholder group could result in partisanship and discord on the Board of Directors, and may impair the ability of the Directors to act in the best interests of the Corporation and all of its shareholders.
     The Board of Directors has therefore determined, following careful assessment and deliberation, that it is appropriate and in the best interests of the Corporation and its shareholders to eliminate cumulative voting in elections of Directors. Accordingly, in February 2011, in accordance with the recommendation of the Nominating Committee, the Board of Directors authorized and approved the submission to the Corporation’s shareholders for approval and adoption of an amendment to the Articles of Incorporation to eliminate cumulative voting in elections of Directors.
     This Proposal 4 is not in response to any shareholder effort of which we are aware to remove any Director or to accumulate the Corporation’s common shares to obtain control of the Corporation or the Board of Directors by means of a solicitation in opposition to management or otherwise. The recommendation of the Board of Directors to eliminate cumulative voting in elections of Directors is not part of a plan by our management to adopt a series of anti-takeover amendments, and management has no present intention to propose other anti-takeover measures in future proxy solicitations.
     This description of the proposed amendment to the Articles of Incorporation to eliminate cumulative voting in elections of Directors is only a summary and is qualified in its entirety by reference to the actual text of the proposed Article NINTH, which is attached to this Proxy Statement as Annex A. If approved and adopted by the shareholders of the Corporation at the Annual Meeting, the amendment to the Articles of Incorporation to eliminate cumulative voting in elections of Directors will become effective upon the filing of an appropriate certificate of amendment with the Secretary of State of Ohio, which is expected to occur promptly following the shareholder vote.
Recommendation and Vote
     The affirmative vote of a majority of the outstanding common shares of the Corporation is required to approve and adopt the proposed amendment to the Articles of Incorporation to eliminate the right of shareholders to vote cumulatively in elections of Directors. An abstention will not count as a vote cast on this proposal but will have the same effect as a vote “Against” the proposal. A broker non-vote will have the same effect as a vote “Against” this proposal.
     The Board of Directors recommends that you vote “FOR” Proposal 4 — Amendment to Articles of Incorporation to Eliminate Cumulative Voting.
PROPOSAL 5
AMENDMENT TO CODE OF REGULATIONS
TO REDUCE MANDATORY RETIREMENT AGE OF DIRECTORS FROM 75 TO 72
     Under this Proposal 5, the Board of Directors is asking the shareholders of the Corporation to approve and adopt an amendment to Section 1 of Article III of the Code of Regulations which would reduce the mandatory retirement age applicable to Directors from 75 to 72.
     Section 1 of Article III of the Code of Regulations currently provides that “no member of [the Board of Directors] shall be of the age of seventy-five (75) years or more on the date of his or her election, or the date of his or her appointment in the event of such appointment to fill a vacancy on the Board of Directors; provided, however, that such age qualification shall not apply to any person who may be serving as a member of the Board of Directors on April 14, 1997.”
     A mandatory retirement age for Directors assures that the Directors do not become entrenched and that the Board of Directors is periodically rejuvenated through the election of new Directors who possess different outlooks and perspectives. The Board of Directors believes that a mandatory retirement age of 75 does not serve these goals as effectively as a mandatory retirement age of 72. The Board of Directors also believes that the mandatory retirement age applicable to Directors should align with the mandatory retirement age applicable to members of the board of directors of the Corporation’s subsidiary bank, The Citizens Banking Company, which is currently 72.
     The Board of Directors has therefore determined, following careful assessment and deliberation, that it is appropriate and in the best interests of the Corporation and its shareholders to reduce the mandatory retirement age applicable to Directors from 75 to 72. Accordingly, in February 2011, in accordance with the recommendation of the Nominating Committee, the Board of Directors authorized and approved the submission to the Corporation’s shareholders for approval and adoption of an amendment to Section 1 of Article III of the Code Regulations to reduce the mandatory retirement age applicable to Directors from 75 to 72.
     The actual text of the amended Section 1 of Article III of the Code of Regulations, marked with deletions indicated by strike-outs and additions indicated by underlining to highlight the proposed amendments, is attached to this Proxy Statement as Annex B. This description of the proposed amendment to the Code of Regulations to reduce the mandatory retirement age applicable to Directors from 75 to 72 is only a summary and is qualified in its entirety by reference to the actual text of Section 1 of Article III of the Code of Regulations as set forth in Annex B. If approved and adopted by shareholders at the Annual Meeting, the amendment to the Code of Regulations to eliminate cumulative voting in elections of Directors will become effective at the time of the shareholder vote.
Recommendation and Vote
     The affirmative vote of a majority of the outstanding common shares of the Corporation is required to approve the proposed amendment to Section 1 of Article III of the Code of Regulations. An abstention will not count as a vote cast on this proposal but will have the same effect as a vote “Against” the proposal. A broker non-vote will have the same effect as a vote “Against” this proposal.
     The Board of Directors recommends that you vote “FOR” Proposal 5 — Amendment to Code of Regulations to Reduce Mandatory Retirement Age of Directors from 75 to 72.

PROPOSAL 6
RATIFICATION OF THE APPOINTMENT OF THE CORPORATION’S
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     The appointment of the Corporation’s independent registered public accounting firm is made annually by the Audit Committee. The Audit Committee has appointed S. R. Snodgrass, A.C. (“Snodgrass”) to serve as the Corporation’s independent registered public accounting firm for the fiscal year ending December 31, 2011. The Audit Committee and the Board of Directors have decided to submit the appointment of Snodgrass to the shareholders for ratification as a matter of good corporate governance and because of the important role of the Corporation’s independent registered public accounting firm in reviewing the quality and integrity of the Corporation’s financial statements.
     Snodgrass has served as the Corporation’s independent registered public accounting firm since 2009, and Snodgrass audited the Corporation’s consolidated financial statements as of and for the fiscal year ended December 31, 2010, and the effectiveness of the Corporation’s internal control over financial reporting as of December 31, 2010. The Corporation expects that representatives of Snodgrass will be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.
Recommendation and Vote
     The affirmative vote of a majority of the common shares represented at the Annual Meeting, in person or by proxy, and entitled to vote on the proposal, is required to ratify the appointment of Snodgrass as the Corporation’s independent registered public accounting firm for the fiscal year ending December 31, 2011. The effect of an abstention is the same as a vote “AGAINST” Proposal 6. Even if the appointment of Snodgrass is ratified by the shareholders, the Audit Committee, in its discretion, could decide to terminate the engagement of Snodgrass and to engage another firm if the Audit Committee determines such action is necessary or desirable. If the appointment of Snodgrass is not ratified, the Audit Committee will reconsider the appointment (but may decide to maintain the appointment).
The Board of Directors recommends that you vote “FOR” Proposal 6 — Ratification of the Appointment of the Corporation’s Independent Registered Public Accounting Firm.
AUDIT COMMITTEE MATTERS
Pre-Approval of Services Performed by Independent Registered Public Accounting Firm
     Under applicable SEC rules, the Audit Committee is required to pre-approve all audit and non-audit services performed by the Corporation’s independent registered public accounting firm in order to assure that they do not impair the independent registered public accounting firm’s independence from the Corporation. The SEC’s rules specify the types of non-audit services that an independent registered public accounting firm may not provide to its audit client and establish the Audit Committee’s responsibility for administration of the engagement of the independent registered public accounting firm. Accordingly, the Audit Committee pre-approves all audit and permitted non-audit services proposed to be provided by the Corporation’s independent registered public accounting firm.
Fees of Independent Registered Public Accounting Firm
     Snodgrass served as the Corporation’s independent registered public accounting firm for the 2010 and 2009 fiscal years. The Audit Committee pre-approved all services rendered by Snodgrass for 2010 and 2009. Proposals submitted by Snodgrass were presented to and acted upon at meetings of the Audit Committee. Snodgrass billed the aggregate fees shown below for audit services, audit related services, tax services and other services rendered to the Corporation and its subsidiaries for the 2010 and 2009 fiscal year.

	2010	2009
Audit Fees (1)	$186,143	$174,335
Audit Related Fees (2)	$18,682	$22,583
Tax Fees (3)	$21,570	$2,750
All Other Fees (4)	$1,175	$—

	$227,570	$199,668

(1)	Includes fees paid to Snodgrass for the 2010 and 2009 fiscal years for the audit of the Corporation’s financial statements, the audit of the Corporation’s internal control over financial reporting, and the review of financial statements included in the Corporation’s quarterly reports and for services normally provided by the independent auditor in connection with statutory and regulatory filings or engagements.

(2)	Includes fees paid to Snodgrass for the 2010 and 2009 fiscal years related to the audit of the Corporation’s employee benefit plans.

(3)	Includes fees paid to Snodgrass for the 2010 and 2009 fiscal years related to the preparation of tax returns and quarterly estimated tax payment calculations.

(4)	Includes fees paid to Snodgrass for the 2010 fiscal year related to strategic planning consultations.

AUDIT COMMITTEE REPORT
     The Corporation’s Audit Committee has reviewed and discussed with management and with Snodgrass, the Corporation’s independent registered public accounting firm for 2010, the audited financial statements of the Corporation for the year ended December 31, 2010. In addition, the Audit Committee has discussed with Snodgrass the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1 AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.
     The Audit Committee also has received the written disclosures and the letter from Snodgrass required by applicable requirements of the Public Company Accounting Oversight Board in Rule 3600T regarding the independent accountant’s communication with the Audit Committee concerning independence and has discussed with Snodgrass its independence from the Corporation.
     Based on the foregoing discussions and reviews, the Audit Committee has recommended to the Corporation’s Board of Directors that the audited financial statements for the year ended December 31, 2010 be included in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2010, for filing with the SEC.

Respectfully submitted,
The Audit Committee

Allen R. Nickles, Chairman
John O. Bacon
Thomas A. Depler
John P. Pheiffer
Daniel J. White
Shareholder Proposals for 2012 Annual Meeting
     Proposals by shareholders intended to be presented at the 2012 annual meeting of shareholders must be received by the Secretary of the Corporation no later than November 17, 2011, to be eligible for inclusion in the Corporation’s proxy, notice of meeting and proxy statement and Notice of Internet Availability of Proxy Materials relating to the 2012 annual meeting. The Corporation will not be required to include in its proxy, notice of meeting, proxy statement or Notice of Internet Availability of Proxy Materials, a shareholder proposal that is received after that date or that otherwise fails to meet the requirements for shareholder proposals established by applicable SEC rules. Any shareholder that intends to submit a proposal other than for inclusion in the proxy materials must deliver such proposal to the Secretary of the Corporation not less than 60 nor more than 90 days prior to the 2012 annual meeting (or 15 days after the date of notice or public disclosure if the Corporation provides less than 75 days notice of the meeting), or such proposal will be considered untimely. If a shareholder proposal is untimely, the Corporation may vote in its discretion on that proposal all of the common shares for which it has received proxies for the 2012 annual meeting. Proposals by shareholders intended to be presented at the 2012 annual meeting should be mailed or delivered to First Citizens Banc Corp., 100 East Water Street, Sandusky, Ohio 44870, Attention: Secretary.
Other Matters
     As of the date of this Proxy Statement, the Board of Directors knows of no matter that will be presented for action by the shareholders at the Annual Meeting other than those matters discussed in this Proxy Statement. However, if any other matter requiring a vote of the shareholders should properly come before the Annual Meeting, including matters relating to the conduct of the Annual Meeting, the individuals acting under the proxies solicited by the Board of Directors will vote and act according to their best judgments in light of the conditions then prevailing, to the extent permitted under applicable law.
Annual Report
     The Corporation’s Annual Report is not intended to be a part of this Proxy Statement. A copy of the Corporation’s Annual Report has been mailed to shareholders with this Proxy Statement. Additional copies of such Corporation’s Annual Report are available to shareholders without charge upon request to James O. Miller, President, First Citizens Banc Corp., 100 East Water Street, Sandusky, Ohio 44870.
By Order of the Board of Directors
James E. McGookey, Secretary
First Citizens Banc Corp.

Annex A
     NINTH: No holder of shares of the Corporation of any class, as such, shall have any right to cumulate the voting power in respect of those shares in the election of directors, and the right to cumulate the voting power of the holder as provided in Section 1701.55 of the Ohio Revised Code is hereby specifically denied to all holders of shares of any class of the Corporation.

Annex B
ARTICLE III
Directors
     Section 1. Number and Term. The property, business and affairs of the Corporation shall be managed and controlled by the Board of Directors, no member of which shall be of the age of seventy-two~~five~~ (72~~5~~) years or more on the date of his or her election, or the date of his or her appointment in the event of such appointment to fill a vacancy on the Board of Directors; provided, however, that such age qualification shall not apply to any person who may be serving as a member of the Board of Directors on April 14, 1997. The number of directors of the Corporation shall not be less than five nor more than twenty-five, the exact number of directors to be determined from time to time by resolution adopted by affirmative vote of a majority of the whole Board of Directors. As used in these Regulations, the term “whole Board” means the total number of directors which the Corporation would have if there were no vacancies.
     Members of the Board of Directors shall be elected each year at the annual meeting of stockholders to a one-year term. Any vacancies in the Board of Directors for any reason, and any newly created directorships resulting from any increase in the number of directors, may be filled by the Board of Directors, acting by a majority of the directors then in office, and any directors so chosen shall hold office until the next election of the directors and until their successors shall be elected and qualified. No decrease in the number of directors shall shorten the term of any incumbent director.

FIRST CITIZENS BANC CORP Sandusky, Ohio THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS You can vote in one of three ways: 1) By Mail, 2) By Internet, 3) By Telephone. IF YOU ARE NOT VOTING BY INTERNET OR TELEPHONE, COMPLETE THE PROXY CARD, DETACH AND RETURN IN THE ENCLOSED ENVELOPE TO: IST Shareholder Services 209 West Jackson Boulevard, Suite 903 Chicago, Illinois 60606 DETACH PROXY CARD HERE (continued on reverse side) VOTER CONTROL NUMBER Your Internet vote is quick, confidential and your vote is immediately submitted. Just follow these easy steps: 1. Read the accompanying Proxy Statement. 2. Visit our Internet voting site at www.ilstk.com, click on “Shareholder Services,” select the “Internet Voting” tab, enter your Voter Control Number and the last four digits of your Tax Identification Number that is associated with the account you are voting in the designated fields. Your Voter Control Number is shown above. Please note that all votes cast by Internet must be completed and submitted prior to Sunday, April 17, 2011 at 11:59 p.m. Eastern Time. Your Internet vote authorizes the named proxies to vote your shares to the same extent as if you marked, signed, dated and returned the proxy card. This is a “secured” web page site. Your software and/or Internet provider must be “enabled” to access this site. Please call your software or Internet provider for further information if needed. If You Vote By INTERNET, Please Do Not Return Your Proxy Card By Mail Your telephone vote is quick, confidential and immediate. Just follow these easy steps: 1. Read the accompanying Proxy Statement. 2. Using a Touch-Tone telephone, call Toll Free 1-800-555-8140 and follow the instructions. 3. When asked for your Voter Control Number, enter the number printed above. Please note that all votes cast by telephone must be completed and submitted prior to Sunday, April 17, 2011 at 11:59 p.m. Eastern Time. Your telephone vote authorizes the named proxies to vote your shares to the same extent as if you marked, signed, dated and returned the proxy card. If You Vote By TELEPHONE, Please Do Not Return Your Proxy Card By Mail To vote by mail, complete both sides of the proxy card, sign and date on the reverse side, detach and return the card in the envelope provided.

FIRST CITIZENS BANC CORP Should the undersigned be present and elect to vote at the Annual Meeting or at any adjournment thereof and after notification to the Secretary of the Corporation at the Annual Meeting of the undersigned’s decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. The undersigned hereby revokes any and all proxies heretofore given with respect to the shares of Common Stock held of record by the undersigned. The undersigned acknowledges receipt from the Corporation prior to the execution of this proxy of a Notice of Annual Meeting, the Corporation’s Proxy Statement for the Annual Meeting and an Annual Report for the 2010 fiscal year. FIRST CITIZENS BANC CORP OF SANDUSKY, OHIO PROXY IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD APRIL 19, 2011: The Proxy Statement and the Annual Report to security holder is available at www.proxydocs.com/fcza. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND UNLESS OTHERWISE MARKED WILL BE VOTED FOR ALL PROPOSALS. KNOW ALL MEN BY THESE PRESENTS, that the undersigned shareholder(s) of First Citizens Banc Corp (hereinafter called “Corporation”), of Sandusky Ohio, hereby constitute(s) Blythe A. Friedley, W. Patrick Murray and Allen R. Maurice, or each of them, proxies and attorneys of the undersigned, with full power of substitution and revocation, for and in the name of the undersigned, to attend the Annual Meeting of Shareholders of said Corporation to be held at the Cedar Point Center Facility, BGSU Firelands College, One University Drive, Huron, Ohio on April 19, 2011, at 10:00 A.M. E.D.T. and any adjournments thereof, and thereof to vote, including the right to vote cumulatively at their discretion, as specified below: 1. The election of eight (8) Directors to serve one-year terms expiring in 2012: FOR WITHHELD FOR WITHHELD 01 Thomas A. Depler 05 Allen R. Nickles 02 Allen R. Maurice 06 John P. Pheiffer 03 James O. Miller 07 David A. Voight 04 W. Patrick Murray 08 Daniel J. White 2. A proposal to approve the proposed fees for non-employee directors for 2011. FOR AGAINST ABSTAIN 3. A proposal to approve, in a non-binding advisory note, the Corporation’s executive compensation disclosed in the Proxy Statement for the Annual Meeting. FOR AGAINST ABSTAIN 4. A proposal to approve and adopt an amendment to the Corporation’s Articles of Incorporation to eliminate cumulative voting in the election of Directors. FOR AGAINST ABSTAIN 5. A proposal to approve and adopt an amendment to the Corporation’s Amended and Restated Code of Regulations to reduce the mandatory retirement age of Directors from 75 to 72. FOR AGAINST ABSTAIN 6. A proposal to ratify the appointment of S. R. Snodgrass, A.C. as the independent registered public accounting firm of the Corporation for the fiscal year ending December 31, 2011. FOR AGAINST ABSTAIN 7. Any other matters which may properly be brought before the Annual Meeting or any adjournment thereof. The Corporation’s Board of Directors is not aware of any other business to come before the Annual Meeting. The Board of Directors recommends that shareholders vote “FOR” the nominees listed above and the proposals described above. IF NO SPECIFIED VOTE IS GIVEN, THIS PROXY WILL BE VOTED IN FAVOR OF THOSE NOMINEES AND PROPOSALS. If any other business is presented at said meeting, the proxy shall be voted in accordance with the best judgment of the proxies appointed hereby. All shares represented by properly executed proxies will be voted as directed. This proxy is solicited on behalf of the Board of Directors and may be revoked prior to its exercise by either written notice or notice in person at the meeting, or by a subsequently dated proxy. The aforesaid proxies are hereby authorized to vote at their discretion on any other matter that may properly come before the Annual Meeting. An executed proxy may be revoked at any time prior to its exercise by submitting another proxy with a later date, by appearing in person at the special meeting and advising the Secretary of the shareholder’s intent to vote the share(s) or by sending a written, signed and dated revocation that clearly identifies the proxy being revoked to the principal executive offices of First Citizens at 100 East Water Street, Sandusky, Ohio 44870, Attention: James E. McGookey, Secretary. A revocation may be in any written form validly signed by the record holder so long as it clearly states that the proxy previously given is no longer effective. SIGNATURE DATE SIGNATURE DATE - Why use the Internet - Internet Voting is timelier. - It saves the Company ever-rising costs of business reply postage. - You can change your vote by re-voting at any time. - It is simple and easy to use. - Instructions for Internet Voting can be found on the reverse side. - The Internet Voting Website is: http://www.ilstk.com - click on “Shareholder Services” and select “Internet Voting”.